UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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3D SYSTEMS CORPORATION

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333 Three D Systems Circle

Rock Hill, South Carolina 29730

April 4, 2025

Dear Fellow Stockholder:

We are pleased to invite you to 3D Systems Corporation’s 2025 Annual Meeting of Stockholders.

At 3D Systems, we are driven by relentless curiosity and our legacy as the pioneers of 3D printing, delivering the highest value application-driven solutions to empower our customers to innovate without limitations - Transforming Manufacturing for a Better Future.

Over the last few quarters, macro-economic and geopolitical uncertainty has presented an unfavorable climate for capital expenditure investments by our customers. This has largely driven a decline in our hardware systems revenues, but it has also demonstrated resilient usage of our solutions and consumables across our installed base, which is the largest in the industry. Importantly, while new printer sales have been sluggish, the demand and interest from customers for new additive applications continues to be incredibly robust, which we believe bodes well for future demand. Over the course of the last 12 months, we have focused on driving innovation, performance, and reliability through consistent investment in our core technologies, bringing to market a record number of new printers, materials, and software enhancements. In order to maintain the health of our business and deliver value to our shareholders, restructuring our company to define a path to profitability remains an on-going focus. We have taken a variety of steps in support of this, including insourcing manufacturing, reducing our facilities footprint, and right sizing our operating structure, predominantly across G&A functions. These actions enable us to remove unnecessary costs from the business while continuing to heavily invest in R&D to support future growth. Additionally, we’ve organized our company into two distinct business units: Healthcare and Industrial. This structure allows us to develop targeted strategies for our core end markets including dental, medical devices, personalized health services, aerospace & defense, transportation & motorsports, and AI infrastructure. While the last year has been painful, by having a strong balance sheet, focusing on cost efficiencies while maintaining critical investments in long-term organic growth, we will emerge from this period even stronger and better positioned for meaningful value creation in the future.

We encourage you to participate in the Annual Meeting to be held on May 16, 2025, at 2:00 p.m. Eastern Daylight Time. We look forward to reviewing the past year with you, listening to your suggestions, and answering any questions that you may have. This meeting will be held virtually to accommodate our stockholders around the world who will be able to listen, vote and submit questions from their homes or any remote location with internet connectivity. Whether or not you plan to participate in the Annual Meeting, we encourage you to vote your shares as soon as possible to ensure that your vote will be counted.

Thank you for your continued support of 3D Systems.

Sincerely,

Dr. Jeffrey A. Graves

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

3D SYSTEMS CORPORATION

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of 3D Systems Corporation, a Delaware corporation (the “Company,” “3D Systems,” “we,” and “us”), will be held:

When:	Where:	Why:

Friday, May 16, at 2:00 p.m., Eastern Time.	The Annual Meeting will be held via live webcast at www.proxydocs.com/DDD. To participate, you will need the control number provided on your proxy card or voting instruction form.	Stockholders are being asked to vote on the three agenda items described below and to consider any other business properly brought before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Items of Business

1.	The election of the nine directors named in the accompanying Proxy Statement;

2.	The approval, on an advisory basis, of the compensation paid to our named executive officers in 2024; and

3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

Stockholders of record at the close of business on March 18, 2025, are entitled to notice of, to attend, and to vote at the Annual Meeting. On or about April 4, 2025, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), and proxy card are being mailed to stockholders.

Regardless of whether you plan to participate in the Annual Meeting, we encourage you to vote on the proposals to be considered at the Annual Meeting electronically at www.proxydocs.com/DDD. You may also vote by telephone or by mailing your completed and signed proxy card or voting instruction form as set forth on your proxy card or any voting instruction form provided to you. Please vote today to ensure that your votes are counted.

If you participate in the Annual Meeting, you will be able to vote your shares electronically during the Annual Meeting if you so desire, even if you previously voted. See page 62 of this Proxy Statement for additional details on how to participate in the Annual Meeting.

By Order of the Board of Directors

Andrew W.B. Wright

Secretary

Rock Hill, South Carolina

April 4, 2025

Attend Online The Annual Meeting will be held via live webcast at www.proxydocs.com/DDD. To participate, you will need the control number provided on your proxy card or voting instruction form.

Important Information Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders This Proxy Statement and the 2024 Annual Report are available at www.proxydocs.com/DDD

2025 PROXY STATEMENT

BOARD OF DIRECTORS

Proposal 1: Election of Directors

NOMINATION AND ELECTION OF DIRECTORS

Each of our nine director nominees is a current 3D Systems director, and, if elected, each of the director nominees will serve for a one-year term expiring at the Annual Meeting to be held in 2026. Proxies cannot be voted for a greater number of individuals than the number of nominees.

Our Amended and Restated By-Laws (“By-Laws”) provide that a director nominee is elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee). Stockholders can vote to “abstain,” but that vote will not have an effect in determining the election results. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director” until the director’s successor is elected and qualified or until the director’s earlier resignation or removal. However, under our Corporate Governance Guidelines, each director must submit an advance, contingent, and irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Compliance, Corporate Governance and Sustainability (“CCGS”) Committee would make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action instead. Within 90 days from the date of the certified election results, the Board would act on the CCGS Committee’s recommendation and publicly disclose its decision and the rationale behind it.

If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the holders of proxies may vote the shares represented by such duly executed proxies in favor of such other person as they may determine. Alternatively, in lieu of designating a substitute, the Board may reduce the number of directors.

The Board of Directors unanimously recommends that you vote FOR each of the nominees listed below.

2025 PROXY STATEMENT	1

BOARD OF DIRECTORS

Malissia R. Clinton Age: 56 Director Since: 2019 Board Committees: • CCGS

Position, Principal Occupation and Professional Experience:

Ms. Clinton has served as Executive Vice President and General Counsel of Meritage Homes Corporation, the fifth-largest public homebuilder in the United States, since April 2022 and previously served as Senior Vice President, General Counsel and Secretary at The Aerospace Corporation, a nonprofit corporation that provides technical guidance and advice on all aspects of space missions, from 2009 through March 2022. She worked at Northrop Grumman from 2002 to 2009, including as Senior Counsel for Special Projects beginning in 2007. Prior to joining Northrop Grumman, Ms. Clinton worked at TRW Space Technology, a division of TRW, Inc., as Counsel in its Telecommunication Programs and Avionic Systems division. She began her career as an Associate at Tuttle & Taylor.

Director Qualifications:

The CCGS Committee believes that Ms. Clinton’s strong experience in compliance matters and aerospace, a key vertical for the Company, provide clear support for her nomination for election to the Board.

	Other Current Public Directorships: None.	Prior Public Company Directorships (within the last five years): Progyny, Inc.

Other Directorships: Arizona State University Foundation.

Claudia N. Drayton Age: 57 Director Since: 2021 Board Committees: • Audit • Compensation

Position, Principal Occupation and Professional Experience:

Ms. Drayton served as the Chief Financial Officer of Quantum-Si, a life sciences tools company commercializing a unique protein sequencing platform, from April 2021 to June 2023. Previously, she served as Chief Financial Officer at CHF Solutions, an early-stage medical device company, from January 2015 to April 2021, a global leader in medical devices, where she held multiple senior roles concluding with Chief Financial Officer. Prior to joining CHF Solutions, Ms. Drayton spent 15 years with Medtronic plc. Ms. Drayton also was Chief Financial Officer of Medtronic’s Peripheral Vascular Business while she was on an expatriate assignment in Europe. Before joining Medtronic, Ms. Drayton was an audit and business advisory manager at Arthur Andersen LLP. Ms. Drayton is National Association of Corporate Directors (NACD) Directorship Certified.

Director Qualifications:

The CCGS Committee believes that Ms. Drayton’s extensive experience in key areas of healthcare and biotechnology as well as financial leadership in both public accounting and biotech companies provide clear support for her nomination for election to the Board.

	Other Current Public Directorships: Brookdale Senior Living Inc.	Prior Public Company Directorships (within the last five years): None.

2	2025 PROXY STATEMENT

BOARD OF DIRECTORS

Thomas W. Erickson Age: 74 Director Since: 2015 Board Committees: • Audit • Compensation

Position, Principal Occupation and Professional Experience:

Mr. Erickson has been President and Chief Executive Officer of ECG Ventures, Inc., an investment firm, since 1988 and Chair of the Board of Dermatologists of Central States, LLC (DOCS) since 2022. Mr. Erickson has previously served as Chair and Interim President and Chief Executive Officer of National Medical Health Card Systems, Inc.; Chair of the Board of PathWays, Inc.; Chair of the Board of TransHealthcare, Inc.; Chair and Interim Chief Executive Officer of LifeCare Holdings, Inc.; Interim President and Chief Executive Officer of Luminex Corporation; Chair of the Board of Inmar, Inc.; Chair of the Board and Interim President and Chief Executive Officer of Western Dental Services, Inc.; and Interim President and Chief Executive Officer of Omega Healthcare Investors, Inc. Mr. Erickson was also co-founder, President and Chief Executive Officer of CareSelect Group, Inc.

Director Qualifications:

The CCGS Committee believes that Mr. Erickson’s extensive executive management and operational experience, particularly in the healthcare industry, provide clear support for his nomination for election to the Board.

	Other Current Public Directorships: None. Prior Public Company Directorships (within the last five years): American Renal Associates Holdings, Inc. and Luminex Corporation.	Other Directorships, Trusteeships and Memberships: Dermatologists of Central States, LLC, MGA Home Care, LLC, MW Industries, LP and Pearl Street Dental Management, LLC.

Jeffrey A. Graves Age: 63 Director Since: 2020

Position, Principal Occupation and Professional Experience:

Dr. Graves has served as the Company’s President and Chief Executive Officer since May 2020. From 2012 to May 2020, he was CEO, President and Director of MTS Systems Corporation, a global supplier of test, simulation, and measurement systems. From 2005 until 2012, he served as President and CEO of C&D Technologies, Inc. Dr. Graves also held leadership roles with Kemet Corporation as Chief Operating Officer from 2001 to 2003 and CEO from 2003 to 2005. Prior to joining Kemet, he held several leadership and technical roles with GE, Rockwell, and Howmet Corporation.

Director Qualifications:

The CCGS Committee believes Dr. Graves’s extensive executive management, corporate strategy and international operational experience provide clear support for his nomination for election to the Board. Additionally, Dr. Graves has significant knowledge of the Company and the competitive environment in which it operates.

	Other Current Public Directorships: Integra Lifesciences Holdings Corporation.	Prior Public Company Directorships (within the last five years): Hexcel Corporation, FARO Technologies and MTS Systems Corporation.

2025 PROXY STATEMENT	3

BOARD OF DIRECTORS

Jim D. Kever Age: 72 Director Since: 1996 Board Committees: • Compensation

Position, Principal Occupation and Professional Experience:

Mr. Kever has been a Principal of Voyent Partners, LLC, a venture capital firm, since 2001. He previously served as President and Co-Chief Executive Officer of the Transaction Services Division of WebMD Corporation (formerly Envoy Corporation) from 1995 to 2001. Prior to 1995 he served as Envoy Corporation’s Executive Vice President, Secretary and General Counsel.

Director Qualifications:

The CCGS Committee believes Mr. Kever’s wide experience in operations, finance and executive management provides clear support for his nomination for election to the Board.

	Other Current Public Directorships: None.	Prior Public Company Directorships (within the last five years): Luminex Corporation. Other Directorships, Trusteeships and Memberships: Relevance Ventures and Concert Health.

Charles G. McClure, Jr. Age: 71 Director Since: 2017 Chair Since: 2018 Board Committees: • Technology Applications

Position, Principal Occupation and Professional Experience:

Mr. McClure has served as a Managing Partner of Michigan Capital Advisors, a private investment firm, since 2014 and has more than 35 years of experience in the transportation industry. Prior to founding Michigan Capital Advisors, Mr. McClure served as Chair of the Board, Chief Executive Officer and President of Meritor, Inc. from 2004 through 2013. From 2002 through 2004, Mr. McClure served as Chief Executive Officer, President and a member of the Board of Federal Mogul Corp. Mr. McClure joined Federal Mogul in 2001 as President, Chief Operating Officer and a member of the Board. Before joining Federal Mogul, Mr. McClure served as President, Chief Executive Officer and a member of the Board of Detroit Diesel. He joined Detroit Diesel in 1997 after 14 years in a variety of management positions with Johnson Controls.

Director Qualifications:

The CCGS Committee believes Mr. McClure’s broad experience in operations and executive management and significant expertise in the automotive industry, a key vertical for the Company, provide clear support for his nomination for election to the Board.

	Other Current Public Directorships: DTE Energy Company and Crane Company. Prior Public Company Directorships (within the last five years): CraneNXT, Co.	Other Directorships, Trusteeships and Memberships: Henry Ford Health Systems, Invest Detroit, Penske Corp, and Detroit Regional Partnership.

4	2025 PROXY STATEMENT

BOARD OF DIRECTORS

Kevin S. Moore Age: 70 Director Since: 1999 Board Committees: • Audit • Compensation

Position, Principal Occupation and Professional Experience:

Mr. Moore has been with The Clark Estates, Inc., a private investment firm and a major company stockholder, for more than 30 years, where he is Vice Chairman and Director.

Director Qualifications:

The CCGS Committee believes Mr. Moore’s wide experience in operations, finance and executive management, and as the Vice Chairman of a major stockholder, brings perspective on strategy and growth for the benefit of our stockholders and provides clear support for his nomination for election to our Board.

Other Current Public Directorships: None. Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Aspect Holdings, LLC, The Clark Foundation, The National Baseball Hall of Fame & Museum, Inc., Bassett Healthcare Network and Bassett Medical Center, Fenimore Farm and Country Village, Leatherstocking Corporation, and Templeton Foundation

Vasant Padmanabhan Age: 58 Director Since: 2020 Board Committees: • CCGS • Technology Applications

Position, Principal Occupation and Professional Experience:

Dr. Padmanabhan has served as President, Global Ear, Nose & Throat Business Unit, President Global Research & Development and as a member of the Executive Committee for Smith+Nephew, a global medical devices business operating in the markets for advanced surgical devices, since August 2016. Prior to joining Smith+Nephew, Dr. Padmanabhan served as Senior Vice President for Thoratec Corporation from June 2014 until its acquisition by St. Jude Medical, Inc. in October 2015. Prior to joining Thoratec, Dr. Padmanabhan served in several roles of increasing responsibility for 18 years with Medtronic plc in their Cardiac Rhythm Management business, including as Vice President of Product Development for the Implantable Defibrillator Business and as Vice President of Connected Care R&D and Operations.

Director Qualifications:

The CCGS Committee believes Dr. Padmanabhan’s specialized expertise in the healthcare industry, new product development and business development provides clear support for his nomination for election to the Board.

	Other Current Public Directorships: None. Prior Public Company Directorships (within the last five years): None.	Other Directorships, Trusteeships and Memberships: Trice Medical

2025 PROXY STATEMENT	5

BOARD OF DIRECTORS

John J. Tracy Age: 70 Director Since: 2017 Board Committees: • CCGS • Technology Applications

Position, Principal Occupation and Professional Experience:

Dr. Tracy retired from The Boeing Company in 2016 as its Chief Technology Officer and Senior Vice President, Engineering, Operations, and Technology with more than 37 years of aerospace-industry experience. Prior to that he served as Vice President, Engineering and Mission Assurance for Boeing Integrated Defense Systems and Vice President Structural Technologies, Prototyping and Quality of Phantom Works at The Boeing Company, after serving in roles of increasing responsibility at Hercules, McDonnell Douglas and The Boeing Company. Dr. Tracy is a member of the National Academy of Engineering.

Director Qualifications:

The CCGS Committee believes Dr. Tracy’s strong leadership experience and specialized expertise in aerospace engineering and manufacturing, structure and materials provide clear support for his nomination for election to the Board.

	Other Current Public Directorships: None.	Prior Public Company Directorships (within the last five years): None. Other Directorships, Trusteeships and Memberships: Project Kinship, National Academy of Engineering (Member)

6	2025 PROXY STATEMENT

CORPORATE GOVERNANCE AT 3D SYSTEMS

ROLE OF THE BOARD OF DIRECTORS

Our Board oversees the management of the Company’s business and affairs. Stockholders elect the members of the Board to act on their behalf and to oversee their interests. Unless reserved to the stockholders under applicable law or our By-Laws, all corporate authority resides in the Board as the representative of the stockholders. The Board selects and appoints executive officers to manage the day-to-day operations of the Company while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including our Corporate Governance Guidelines and the Company’s Code Conduct and Code of Ethics, at least annually and makes changes as necessary. The Company’s governance documents are available at “Availability of Information” on page 19.

CODE OF CONDUCT AND CODE OF ETHICS

Our Code of Conduct applies to all of our employees worldwide, including all of our officers. We separately maintain a Code of Ethics that applies to our CEO, CFO, principal accounting officer, and all other senior financial executives and to directors of the Company when acting in their capacity as directors.

These documents are designed to set high standards of business conduct and ethics for our activities and to help directors, officers, and employees resolve ethical issues. The purpose of our Code of Conduct and our Code of Ethics is to provide assurance to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of our 3D Systems Open Line, which includes a toll-free telephone number and website. Communications through the 3D Systems Open Line are monitored on a daily basis, and all messages are reported to the Chief Compliance Officer and the Chair of the CCGS Committee.

We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our CEO, CFO, or principal accounting officer, and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website. There have been no such waivers since the date of the proxy statement for our 2024 Annual Meeting.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors is committed to sound and effective corporate governance practices, to exercising its oversight responsibilities diligently with respect to our business and affairs consistent with the highest principles of business ethics, and to meeting the corporate governance requirements that apply to us. We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We regularly review and consider our corporate governance policies and practices, taking into account the Securities and Exchange Commission’s (the “SEC”) corporate governance rules and regulations, the corporate governance standards of the New York Stock Exchange (the “NYSE”), and stockholder feedback.

The Board has adopted Corporate Governance Guidelines that provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	The structure, composition, functions, and policies of the Board and its committees;

•	Director qualification standards and nomination process;

•	Expectations and responsibilities of the directors;

•	Management succession planning;

•	Communications with stockholders and independent directors; and

•	Annual self-evaluations by the Board and its Committees.

The CCGS Committee is responsible for overseeing our Corporate Governance Guidelines, periodically assessing their adequacy, and modifying them to meet new circumstances. See “Availability of Information” on page 19 for instructions on how to view the Company’s Corporate Governance Guidelines.

2025 PROXY STATEMENT	7

CORPORATE GOVERNANCE

BOARD LEADERSHIP

The Board has separated the position of its Chair from the position of CEO. Mr. McClure, an independent director, serves as Chair of the Board of Directors. Mr. McClure was appointed Chair in October 2018.

While we do not currently have a policy regarding whether the Chair and CEO roles must be combined or separated, the Board believes that the roles of the Chair and CEO should be separate as an aid in the Board’s oversight of management and to allow the CEO to focus primarily on management responsibilities.

The Board periodically reviews the appropriateness and effectiveness of its leadership structure. The Board believes that the current Board leadership structure allows Dr. Graves to focus on managing the daily operations of the Company in his role as CEO while permitting Mr. McClure to oversee the Board’s significant functions. The Board also believes that the current structure aids in the efficient conduct of Board meetings as the directors discuss key business and strategic matters and other critical issues. If any future change in the Board’s leadership structure occurs (which the Board does not currently expect to happen), the Board will take such actions with respect to its leadership structure as it then considers to be appropriate.

DIRECTOR INDEPENDENCE

Eight of the nine director nominees are “independent” directors. Under the corporate governance standards of the NYSE, at least a majority of our directors and all of the members of the Audit Committee, Compensation Committee, and CCGS Committee must be “independent” directors. The corporate governance standards of the NYSE provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board has affirmatively determined that director nominees Malissia R. Clinton, Claudia N. Drayton, Thomas W. Erickson, Jim D. Kever, Charles G. McClure, Jr., Kevin S. Moore, Vasant Padmanabhan, and John J. Tracy satisfy the bright-line criteria of the corporate governance standards of the NYSE and that they have no material relationships with us. In making its determination, the Board and the CCGS Committee reviewed the following relationships:

•	Dr. Graves, our Chief Executive Officer (“CEO”), is an executive officer of the Company and, as such, is not an independent director.

•

Dr. Padmanabhan is an executive officer of Smith+Nephew, a customer of the Company that purchased software and on-demand services in each of 2021, 2022, 2023, and 2024. The transactions had an aggregate value of less than $1 million in each year and were negotiated in arm’s length transactions under terms similar to those offered in other third-party transactions. Based on a review of the facts and circumstances of the transactions the Board determined (based on the recommendation of the CCGS Committee) that Dr. Padmanabhan had no direct or indirect material interest in the transactions.

•

Mr. Erickson is a non-executive member of the board of directors of MW Industries, the parent company of a customer of the Company that purchased healthcare services from the Company in each of 2021, 2022, and 2023 in arm’s length transactions similar to those offered in other third-party transactions. Mr. Erickson is not responsible for the 3D Systems’ account, and, based on a review of the facts and circumstances of the transactions, the Board determined (based on the recommendation of the CCGS Committee) that Mr. Erickson had no direct or indirect material interest in the transactions. The relevant MW Industries’ subsidiary was sold in December 2023.

DIRECTOR QUALIFICATIONS

In nominating each of the director nominees, the Compliance, CCGS Committee and the Board considered, among other things, the Corporate Governance Guidelines, which were adopted in 2004 and most recently amended in December 2024, and the Qualifications for Nomination to the Board, which were adopted in 2004 and most recently reviewed in December 2024. Our corporate governance guidelines, practices, and policies are available on our website at investor.3dsystems.com/governance. These qualifications include, among other factors, a candidate’s ethical character, experience, and background, as well as whether the candidate is independent under applicable

8	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

listing standards and financially literate. The CCGS Committee and the Board also took into consideration the following factors relating to each director since the 2024 Annual Meeting:

•	such director’s contributions to the Board;

•	any material change in such director’s employment or responsibilities with any other organization;

•	such director’s attendance at meetings of the Board and the Board committees on which such director serves and such director’s participation in the activities of the Board and such committees;

•

the absence of any relationships with the Company or another organization, or any other circumstances that have arisen, that might make it inappropriate for the director to continue serving on the Board; and

•	such director’s age and length of service on the Board.

The CCGS Committee and the Board considered each nominee’s overall business experience, contributions to Board activities during 2024, and independence in their evaluation of each nominee in conjunction with the factors discussed above but did not otherwise give greater weight to any of the factors cited compared with any of the others. While the Board considers self-identified diversity characteristics and diversity of experience in its nomination decisions, we do not maintain a diversity policy relating to the composition of the Board of Directors. The Board believes that each of the nominees for director is well qualified to continue to serve as a director of the Company and that the nominees provide the mix of experience that is required to enable the Board to perform its functions.

BOARD COMPOSITION AND REFRESHMENT

The Board is committed to building a Board with various experiences and backgrounds that has the right mix of skills, experience, and perspectives to support our future strategic direction. Our directors reflect diverse perspectives, including a complementary mix of skills, experience, and backgrounds that we believe are paramount to our ability to represent the interests of our stockholders.

SKILLS, QUALIFICATIONS AND DIVERSITY

The following matrix highlights the mix of key skills, qualities, attributes, and experiences of each director nominee and is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience, and oversight responsibilities. The demographic information presented is based on voluntary self-identification by each individual. Additional biographical information on each nominee begins on page 2.

SKILLS & EXPERTISE

Capabilities	GRAVES	CLINTON	DRAYTON	ERICKSON	KEVER	MCCLURE	MOORE	PADMANABHAN	TRACY

Senior Leadership	🌑	🌑		🌑	🌑	🌑	🌑

Global Experience			🌑					🌑

Industry and Applications Experience	🌑							🌑	🌑

Financial Expertise			🌑				🌑

Product Development						🌑		🌑	🌑

Operations and Manufacturing	🌑					🌑

Human Capital		🌑	🌑				🌑

Go-To-Market				🌑		🌑

Public Company Board		🌑		🌑	🌑

Business Development and M&A				🌑	🌑		🌑

Government, Legal, and Compliance		🌑			🌑				🌑

Emerging Technologies and Business Models	🌑		🌑					🌑	🌑

2025 PROXY STATEMENT	9

CORPORATE GOVERNANCE

BACKGROUND

Tenure	GRAVES	CLINTON	DRAYTON	ERICKSON	KEVER	MCCLURE	MOORE	PADMANABHAN	TRACY

Years on the Board	5	6	4	10	29	8	26	5	8

Age	63	56	57	74	72	71	70	58	70

Gender	M	F	F	M	M	M	M	M	M

Race/Ethnicity/Nationality

African American/Black		🌑

Asian American								🌑

Hispanic American			🌑						🌑

White/Caucasian	🌑			🌑	🌑	🌑	🌑

Native American

MEETINGS AND MEETING ATTENDANCE

During 2024, the Board of Directors held 5 meetings. In 2024, each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors held during the period for which he or she was a director and of the committees of the Board on which he or she served during the periods that he or she served.

The Board holds executive sessions with only non-employee directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions. The CEO and other members of management are excused from these executive sessions. The Chair of the Board or the Chair of the CCGS Committee presides over such non-management sessions of the Board. Additionally, the independent directors meet in executive session at least quarterly. The CEO, any other non-independent directors, and other members of management are excused from such meetings, and the Chair of the Board presides over such meetings.

It is expected that all incumbent directors and director nominees will attend our annual meetings of stockholders whether held virtually (as for the 2024 Annual Meeting) or in person. All the directors then in office virtually attended our 2024 Annual Meeting of Stockholders.

DIRECTOR TENURE AND RETIREMENT AGE

The Board generally believes that a mix of long- and short-tenured directors promotes an appropriate balance of views and insights and allows the Board as a whole to benefit from the historical and institutional knowledge that longer-tenured directors possess and the fresh perspectives contributed by newer directors. In support of Board refreshment efforts, the Board has implemented both 10-year term limits (effective beginning December 2019) and a mandatory retirement age of 75 for directors.

Director Emeritus Program

The Board has created a Director Emeritus program to avail itself of the counsel of directors retiring from the Board due to age or term limit restrictions who have made and can continue to make unique contributions to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as Director Emeritus to serve one or more annual terms subject to reappointment as Director Emeritus by the Board

10	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

after each annual meeting of stockholders. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board or its committees but may not vote, be counted for quorum purposes, have any of the duties or obligations imposed on our directors or officers under applicable law, or otherwise be considered a director.

In conjunction with the implementation of a retirement age for directors in 2021, Charles W. Hull, a founder of the Company and our current Executive Vice President and Chief Technology Officer for Regenerative Medicine, transitioned to Director Emeritus status following the 2021 Annual Meeting. The Board believes that Mr. Hull continues to provide valuable knowledge and leadership to the Company’s efforts in the field of regenerative medicine and other matters, and the Board recognizes the unique insight and guidance he can provide as a Director Emeritus. The Board has reappointed Mr. Hull to a fifth term as Director Emeritus ro serve through the conclusion of the 2026 Annual Meeting.

As the founder of the entire 3D Printing industry, co-founder of our Company and in his role as Director Emeritus, Mr. Hull attends meetings of the Technology Applications Committee.

STOCKHOLDINGS OF DIRECTORS

Among the factors considered under our “Corporate Governance at 3D Systems—Director Qualifications” discussed on page 8 is an expectation that each director will hold during his or her term of office a meaningful number of shares of our Common Stock. Several of our directors beneficially own substantial numbers of shares of our Common Stock. See “Director Compensation—Stock Ownership and Holding Requirements for Non-Employee Directors” and “Security Ownership of Certain Beneficial Owners and Management” for more details.

BOARD EVALUATIONS

Our Corporate Governance Guidelines further require that the Board, acting through the CCGS Committee, conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines require that each committee conduct an annual self-evaluation to assess its compliance with the requirements of its charter and the Corporate Governance Guidelines, as well as ways in which committee processes and effectiveness may be enhanced.

We are committed to providing transparency about our Board and committee evaluation process. Our Chair of the Board and Chair of the CCGS Committee lead the Board’s self-evaluation process. Each director completes a comprehensive questionnaire evaluating the performance of the Board as a whole and the committees on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses. The directors’ responses about the performance of the Board as a whole and the committees are summarized and shared with the Board. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve.

RELATED PARTY TRANSACTION POLICY AND PROCEDURES

In addition to the provisions of our Code of Conduct and Code of Ethics that deal with conflicts of interest and related party transactions, we have adopted a Related Party Transaction Policy that is designed to confirm our position that related party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by (a) the Board of Directors and (b) the CCGS Committee or a committee composed of directors who are independent and disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:

•	the amount involved will or may be expected to exceed $120,000 in any calendar year;

•	we or any of our subsidiaries would be a participant; and

•

any person who is or was in the current or immediately preceding calendar year an executive officer, director, director nominee, greater than five percent beneficial owner of our Common Stock, or immediate family member of any of the foregoing has or will have a direct or indirect material interest.

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In adopting this policy, the Board reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $120,000. These types of transactions include:

•

employment arrangements with executive officers where such executive officer’s employment in that capacity and compensation for serving as an executive officer has been approved by the Board, the Compensation Committee, or another committee of independent directors;

•	director compensation arrangements where such arrangement has been approved by the CCGS Committee (or another committee of independent directors) and the Board;

•

awards to executive officers and directors under compensatory plans and arrangements pursuant to our 2015 Incentive Plan, the exercise by any executive officer or director of any previously awarded stock option that is exercised in accordance with its terms, and any grants or awards made to any director or executive officer under any other equity compensation plan that has been approved by our stockholders;

•

certain transactions with other companies where a related party has a de minimis relationship (as described in the policy) with the other company and the amount involved in the transaction does not exceed the greater of $1,000,000 or 2% of the other company’s total annual revenue;

•

charitable contributions made by us to a charitable organization where a related party has a de minimis relationship and the amount involved does not exceed the greater of $1,000,000 or 2% of the charitable organization’s total annual receipts and charitable contributions under any matching program maintained by us that is available on a broad basis to employees generally; and

•	other transactions where all security holders receive proportional benefits.

Under the terms of our Related Party Transaction Policy, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A copy of our Related Party Transaction Policy is posted on our website. See “Availability of Information” on page 19.

On February 16, 2025, in recognition of potential future marketing benefits to the Company, the Board approved a Film Financing Agreement (the “Film Financing Agreement”) between the Company and Chuck Hull Legacy Media Corp., a film production company co-owned by Charles W. Hull, our director emeritus and EVP, Chief Technology Officer for Regenerative Medicine, and Mr. Hull’s spouse. The Film Financing Agreement provided for the investment by the Company of $1 million towards the production of a documentary film depicting Mr. Hull in exchange for a twenty-two percent (22%) share of the net proceeds from such film, such share to be adjusted to be proportionate with future financial investments in the film in certain circumstances. There were no other related party transactions in 2024.

SUCCESSION PLANNING

We maintain a succession plan for the position of CEO and other executive officers. To assist the Board with this requirement, the CEO annually leads the Board of Directors in a discussion of CEO and senior management succession. The annual review includes an evaluation of the requirements for the CEO and each senior management position and an examination of potential permanent and interim candidates for CEO and other senior management positions.

RISK OVERSIGHT

Consistent with Delaware law, our business is managed by our officers under the direction and oversight of the Board. In this regard, our management, including our corporate officers, is responsible for the day-to-day management of the risks facing us, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, political, compliance, organizational, security, and reputational risks. They carry out this responsibility through a coordinated effort among themselves in the management of our business.

In exercising its oversight responsibilities, as permitted by law, the Board receives and relies on reports and other information provided by management, reviews and approves matters that it is required or permitted to approve by law or our Certificate of Incorporation or By-Laws, and receives information relating to, and inquiries into, such

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other matters as it deems appropriate, including our strategic outlook, business plans, prospects and performance, succession planning, risk management, cybersecurity, and other matters for which it has oversight responsibility.

The Board carries out its general oversight responsibility both by acting as a whole as well as through its committees. Among other things, the Board periodically reviews our processes for identifying, ranking, and assessing risks that affect our organization as well as the output of those processes. The Board also receives periodic reports from our management on various risks, including risks of the types mentioned facing our businesses, risks presented by transactions that are presented to the Board for approval, and risks arising out of our corporate strategy.

The Board also maintains several standing committees with risk oversight responsibility for various Board functions. Although the Board has ultimate responsibility for overseeing risk, its standing committees perform certain of its risk oversight responsibilities. For example, the Audit Committee engages in ongoing discussions regarding major financial and accounting risk exposures and the process and system employed to monitor and control such exposures. In addition, the Audit Committee engages in periodic discussions with management concerning the process by which risk assessment and management are undertaken, and it exercises oversight regarding the risk assessment and management processes related to, among other things, internal controls, credit, capital structure, liquidity, cybersecurity, and insurance programs. In carrying out these responsibilities, the Audit Committee, among other things, regularly reviews with the Internal Audit Director the audits or assessments of significant accounting and audit risks conducted by Internal Audit personnel based on their audit plan, and the Audit Committee regularly meets in executive sessions with the Internal Audit Director. The Audit Committee also regularly reviews with management our internal control over financial reporting, including any significant deficiencies or material weaknesses. As part of these reviews, the Audit Committee reviews steps taken by management to monitor, control, and mitigate risks. The Audit Committee also regularly reviews with the Chief Legal Officer (or other head legal officer) significant legal, regulatory, and compliance matters that could have a material impact on our financial statements or business. Finally, from time to time, executives who are responsible for managing particular risks, such as cybersecurity, report to the Audit Committee on how those risks are being controlled and mitigated.

Other Board committees also exercise responsibility to oversee risk within their areas of responsibility and expertise. For example, as noted in the section entitled “Risk Assessment of Compensation Policies and Practices,” the Compensation Committee oversees risk assessment and management with respect to our compensation policies and practices, and it exercises oversight with respect to our 401(k) plan; the CCGS Committee engages in periodic discussions with our Chief Compliance Officer regarding major environment, health, and safety risks and engages in ongoing discussion with the Chief Compliance Officer and the Chief Legal Officer (or other head legal officer) regarding regulatory and compliance matters, including compliance with applicable export controls, government contracts, FDA compliance, and similar governmental regulatory regimes.

In those cases where committees have risk oversight responsibilities, the Chairs of the committees regularly report to the full Board the significant risks facing the Company, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.

RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES

Our Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent consultant, Meridian Compensation Partners, LLC (“Meridian”). In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

For more information regarding our compensation program, see the section entitled “Compensation Discussion and Analysis” beginning on page 26.

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SUSTAINABILITY

We deliver leading additive manufacturing solutions for industrial and healthcare applications using innovative 3D printing technologies, powered by the expertise of our global team. Innovation is core to who we are and how we work. Our solutions enable our customers to meet key product needs and advance their business models.

We address risks and consider our ability to positively impact climate change, circular economy, and social, economic, and health challenges around the globe as we design and execute our sustainability strategy. Our sustainability strategy is organized into four pillars: Empowering Innovation, Evolving the Future of Manufacturing, Advancing Customer Solutions, and Upholding Responsible Business Practices.

Empowering Innovation

We are focused on empowering innovation through our people to drive industry-leading solutions to maintain a competitive edge in additive manufacturing. We leverage core talent strategies for the development of people and the engagement of our global workforce.

Talent Development: We invest in talent programs to support employees with opportunities to grow, contribute, develop, and thrive. Throughout the year, we guide managers and employees to leverage our talent management processes to further enable leaders to develop and provide employee feedback through performance reviews, goal setting, and career development planning. We also perform strategic workforce and succession planning, as well as ongoing reviews of our organizational design, culture, and values, to address the evolving needs of our business.

Connection and Engagement: We are committed to fostering an environment where inclusion and belonging are central to how we work across our global teams and create opportunities for our diverse global workforce to connect. In 2024, we regularly engaged with employees to provide updates on our strategic priorities and company progress, as well as solicit feedback through ongoing communications, global all-hands meetings, and business town hall updates. We promoted participation in our Employee Resource Groups and site activities across the globe and launched educational resources and dedicated space on our Company intranet to celebrate the unique perspectives of colleagues around the world. We extend our focus of inclusion within our local communities and strive to make a positive impact by serving the underserved in our communities through our 3D Gives Back volunteer program.

Innovation Rewards: One of the core values of our Company is to ‘Innovate with Purpose’ to drive long-term value. As such, we are focused on encouraging and recognizing impactful innovation through several key initiatives. We periodically host global Technology Summits which bring engineering and operations teams around the world together to further drive collaboration, refine strategic ideas, and explore future additive manufacturing solutions as a collective team, leveraging our diverse technical expertise. We also have a Technical Fellow Program, which recognizes and establishes a career path for highly skilled engineers, designed to foster technical excellence and innovative leadership in the field of additive manufacturing.

Cross-Functional Collaboration: We enable cross-functional collaboration to bring together diverse expertise across engineering, operations, and customer-facing teams to harness the collective problem solving of our teams. This allows us to accelerate the transition from engineering design to manufacturing, improve operational performance and efficiency, and timely deliver comprehensive solutions to address our customers’ needs.

Evolving the Future of Manufacturing

We offer a broad portfolio of additive manufacturing products and services and are evolving the future of manufacturing for our customers. Innovation and speed to market are critical for our customers, and leveraging additive manufacturing capabilities enables our customers to shorten their innovation cycle while reducing their environmental impact.

Optimize Supply Chains and Reduce Lead Times: Our products and solutions enable on-demand production, which can help our customers to reduce on-hand inventory levels and minimize product lead times. By reducing the constraints of traditional manufacturing, our solutions empower customers to respond more quickly to business needs.

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Enable Localized Production: We enable customers to manufacture products closer to their end markets, which can support our customers in reducing transportation emissions, lowering logistics costs, enhancing supply chain resilience, and taking advantage of incentives for domestic manufacturing, where applicable.

Advancing Material Design: Our additive manufacturing solutions focus on advancing material design and engineering capabilities to meet customers’ unique needs and requirements, with the ability to select the most suitable materials for their specific applications.

Utilizing Digitization for Prototyping: Our digitized prototyping processes enable rapid iteration and customization of product designs, which can minimize waste and optimize material usage. This empowers our customers to iterate quickly, test concepts efficiently, and refine designs, thereby reducing the generation of physical prototypes and associated waste.

We are a member of the Additive Manufacturing Green Trade Association (AMGTA) whose mission is to educate and share knowledge with other members about the positive environmental benefits of additive manufacturing, develop best practices, and promote the adoption of additive manufacturing as an alternative to traditional manufacturing.

Advancing Customer Solutions

We provide solutions to empower our customers to address their evolving sustainability priorities. Our unique offerings of hardware, software, materials, and services provide application-specific solutions powered by the expertise of our global team of application engineers. We are progressing our product development activities to address our customers’ environmental and social priorities.

Circular Economy Solutions: We are contributing to a circular economy by evaluating the recyclability of materials, reducing parts and components in our products, and working on opportunities to extend product lifespans. By evolving our product design, we are adopting modular technology and interchangeable components, supporting longevity and ease of repair.

Decarbonization Solutions: We are focusing on decarbonization solutions for our products by reducing material use and weight, improving energy and resource efficiency, and driving carbon capture and storage technologies. 3D Systems is working with leading innovators in the direct air capture space to create components that remove carbon from the atmosphere through a system of filters, heat exchangers, condensers, gas separators, and compressors using our additive manufacturing solutions. The benefits of 3D printing solutions can accelerate the effectiveness of carbon capture, through attributes such as design optimization, long service life, speed of iteration, scalability, and supply chain efficiencies.

Patient-Centered Healthcare Solutions: Customers leverage our additive manufacturing solutions to deliver high-quality, patient-centered healthcare solutions. Our personalized solutions can optimize patient care by enhancing patient comfort, functionality, and accuracy, which may result in increased patient satisfaction, well-being, and quality of life. Personalization can promote healthcare accessibility with the capability of addressing unique individual needs.

Upholding Responsible Business Practices

We hold ourselves accountable to operate in a responsible and ethical manner, comply with applicable laws and regulations, and adhere to corporate governance standards to sustain the long-term value of our Company. We leverage this foundation to influence our sustainability strategy, including utilizing our governance structure for oversight of our sustainability program.

Program Governance: Our sustainability program is led by our Chief People Officer and Chief Administrative Officer, and the Board of Directors has delegated oversight of the Company’s sustainability program to its CCGS Committee. In 2024, we provided periodic updates on our sustainability program strategy, annual priorities, and progress to the CCGS Committee, with materials available to the full Board.

Workplace Safety: We operate responsibly across our sites through practices to promote a safe, secure, healthy, and injury-free workplace. To fulfill this commitment, we provide annual global and site-specific safety communications and company-wide safety trainings. We also have robust, site-specific safety programs in place, which includes

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requiring proper safety equipment at our facilities for those working in potentially high-hazard environments. We monitor injury and illness health and safety metrics across the Company to continually evolve our safety programs.

Product Quality and Safety: We prioritize product quality and safety in our design, manufacturing, and operational end use to meet product quality requirements and environmental compliance standards and comply with applicable product safety laws and regulations. This includes compliance with laws such as RoHS, REACH, TSCA, and Prop 65 and WEEE.

Environmental Measures: We are committed to being responsible stewards of the environment as we operate our business, collecting data on our Scope 1 and Scope 2 greenhouse gas emissions, waste, and water use across our sites, and Scope 3 greenhouse gas emissions across our value chain. In 2024, we continued our reporting on climate activities in alignment with the Task Force on Climate-Related Financial Disclosures (TCFD) and expanded disclosures, using these measures to provide insights to management as we evaluate environmental strategies around further reducing greenhouse gas emissions, conserving energy, and minimizing waste.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors maintains four standing committees: Audit, Compensation, Compliance, Corporate Governance and Sustainability, and Technology Applications. The Board of Directors also maintained a Compliance Committee until October 1, 2024, when it was dissolved. The CCGS Committee assumed the duties of the Compliance Committee following its dissolution. Each Committee Chair meets regularly with management during the year to discuss committee business, shape agendas, and facilitate efficient meetings. The Board Chair, Mr. McClure, attends all committee meetings to serve as a resource and to identify topics requiring the full Board’s attention. In his role as Director Emeritus, Mr. Hull attends meetings of the Technology Applications Committee.

The Board has determined that each member of the Audit, Compensation, Compliance, Corporate Governance and Sustainability, and Technology Applications Committees is independent according to applicable SEC and NYSE requirements and our Corporate Governance Guidelines. In addition, the Board has also determined that each member of the Audit Committee also meets the heightened standards of independence applicable to audit committee members as prescribed by the SEC and that each member of the Compensation Committee meets the heightened standards of independence applicable to compensation committee members as prescribed by the NYSE and is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Each of the committees operates under a written charter that has been approved by the Board and is posted on our website. Each committee annually reviews its charter and updates its charter as necessary. See “Availability of Information” on page 19 for the availability of each committee charter.

Audit Committee

Members:	Primary Responsibilities:

Claudia N. Drayton, Chair*

Thomas W. Erickson

Kevin S. Moore*

Meetings in 2024: 8

Private sessions with independent registered public accounting firm and Internal Audit Director held at most meetings.

* Audit Committee Financial Expert

•   Oversee internal control over financial reporting and auditing, accounting, and financial reporting processes;

•   Oversee the qualifications, independence, performance, engagement retention, and compensation of our independent registered public accounting firm;

•   Oversee disclosure controls and procedures, and internal audit function;

•   Oversee annual independent audit of financial statements;

•   Review and pre-approve audit and permissible non-audit services and fees;

•   Oversee legal, regulatory, and ethical compliance matters;

•   Oversee financial-related risks, enterprise risk management program, and cybersecurity; and

•   Oversee the preparation of the Audit Committee Report and related disclosures for the annual proxy statement.

The “Report of the Audit Committee” is set forth beginning on page 60.

Compensation Committee

Members:	Primary Responsibilities:

Kevin S. Moore, Chair Claudia N. Drayton Thomas W. Erickson Jim D. Kever Meetings in 2024: 6

•   Oversee the Company’s executive compensation policies, practices, and programs;

•   Review and approve corporate goals and objectives for compensation, evaluate performance (along with full Board), and determine compensation for the CEO;

•   Review the performance, and determine the compensation, of all other executive officers and each direct report of the CEO;

•   Review and advise on management succession planning;

•   Approve and oversee equity-related incentive plans and executive bonus plans;

•   Review compensation policies and practices as they relate to risk management practices;

•   Oversee human capital management, including the Company’s culture and diversity and inclusion programs and initiatives; and

•   Oversee the preparation of the “Compensation Committee Report” and related disclosures for the annual proxy statement.

The “Compensation Committee Report” is set forth on page 44.

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Compensation Committee Interlocks and Insider Participation

None of our current executive officers served during 2024 as a director of any entity with which any of our outside directors is associated or whose executive officers served as one of our directors, and none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries.

Retainer of Independent Compensation Consultant

The Compensation Committee has sole authority to retain, compensate, and terminate a compensation consultant to assist it in the evaluation of CEO or senior executive compensation. The Compensation Committee retained Meridian as its independent compensation consultant with respect to the Company’s 2024 executive compensation program. Meridian does not provide any other services to the Company, and the Compensation Committee has determined, based on its assessment of the relevant factors set forth in the applicable SEC rules, that Meridian’s work for the Compensation Committee does not raise any conflict of interest. For additional information on the role of the compensation consultant in setting executive compensation see “Executive Compensation—Compensation Discussion and Analysis—Compensation Consultant” and “Compensation Peer Group” on page 31.

Compliance, Corporate Governance and Sustainability Committee

Members: Malissia R. Clinton, Chair Dr. Vasant Padmanabhan Dr. John J. Tracy Meetings in 2024: 4

Primary Responsibilities:

•   Oversee the composition, structure, and evaluation of the Board and its committees;

•   Identify and recommend qualified candidates for election to the Board;

•   Establish procedures for director candidate nomination and evaluation;

•   Assist the Board in determining the independence of the Board nominees;

•   Oversee corporate governance policies and practices, including Corporate Governance Guidelines and Code of Conduct;

•   Lead annual reviews of the performance of the Board and its committees;

•   Review and recommend to Board compensation programs for directors;

•   Monitor strategy, policies, performance, and reporting related to the Company’s management of environmental, social, and governance (ESG) issues; and

•   Review and approve related-person transactions.

•   The Compliance Committee was dissolved on October 1, 2024. The CCGS Committee assumed the duties of the Compliance Committee.

Compliance Committee (Dissolved October 1, 2024)

Members: Malissia R. Clinton, Chair Dr. Vasant Padmanabhan Dr. John J. Tracy Meetings in 2024: 2

Primary Responsibilities:

•   Oversee the Company’s compliance function, including the administration of policies and procedures for compliance with laws and regulations applicable to its business;

•   Oversee legal and regulatory compliance related to export compliance and government contracts; and

•   Assist Board in oversight of compliance related to our healthcare business, including FDA and regulations and HIPAA requirements.

•   The Compliance Committee was dissolved on October 1, 2024. The CCGS Committee assumed the duties of the Compliance Committee.

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Technology Applications Committee

Members: Dr. John J. Tracy, Chair Charles G. McClure Dr. Vasant Padmanabhan Meetings in 2024: 3

Primary Responsibilities:

•   Oversee the Company’s technology strategy and approach, including its impact on performance, growth, and competitive position;

•   Review the Company’s technology capabilities and intellectual property and provide guidance on its technology and innovation strategy;

•   Oversee technical workforce and its suitability for meeting needs, including engineering leadership, and the development and succession planning process for critical technology experts;

•   Oversee the Company’s research and development expenditure plans; and

•   Oversee the Company’s technology initiatives and investments, including through acquisitions and other business development activities.

AVAILABILITY OF INFORMATION

Our corporate governance guidelines, practices, and policies are available on our website at investor.3dsystems.com/governance, including the following documents:

•	Amended Certificate of Incorporation

•	Amended and Restated By-Laws

•	Code of Conduct

•	Code of Ethics

•	Clawback Policy

•	Corporate Governance Guidelines

•	Policy Statement Governing Insider Trading
•	Policy and Procedure for Stockholders Nominees to the Board

•	Related Party Transaction Policy and Procedures

•	Audit Committee Charter

•	Compensation Committee Charter

•	Compliance, Corporate Governance and Sustainability Committee Charter

•	Technology Applications Committee Charter

Our ESG policies and practices documents are available on our website at www.3dsystems.com/make-an-impact, including the following documents:

•	Environmental Health and Safety Policy

•	Water Management Practices

•	Waste Management Practices
•	Human Rights and Labor Rights Policy

•	Anti-Human Trafficking Policy

•	Conflict Minerals Policy

Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

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CORPORATE GOVERNANCE

DIRECTOR COMPENSATION

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties, the skill level required by us of members of our Board, and the overall level and mix of compensation compared to industry- and size-relevant peers by referencing data compiled by the Compensation Committee’s independent compensation consultant.

Director Compensation for 2024

The following table sets forth information concerning all compensation of each of our non-employee directors for their services as a director during the year ended December 31, 2024.

	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Malissia R. Clinton	87,500	135,000	—	222,500
William E. Curran(2)	69,905	0	—	69,905
Claudia N. Drayton	78,207	135,000	—	213,207
Thomas W. Erickson	76,712	135,000	—	202,935
Jim D. Kever	67,935	135,000	—	220,000
Charles G. McClure, Jr.	250,000	135,000	—	385,000
Kevin S. Moore	95,000	135,000	—	230,000
Vasant Padmanabhan	72,500	135,000	—	207,500
John J. Tracy	91,250	135,000	—	226,250

(1)

Represents the aggregate grant date fair value of the stock awards granted in 2024 to each non-employee director computed in accordance with stock-based compensation accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). The amounts in this column reflect the award of 63,084 shares of Common Stock made to each director in office as their annual equity award under the 2015 Incentive Plan on August 30, 2024. The value of the restricted stock awards was determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant ($2.14 per share).

(2)	William E. Curran retired as a director on August 30, 2024.

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Director Fees

Director compensation is set by the Board, based upon the recommendation of the CCGS Committee through the periodic review and approval of the Non-Employee Director Compensation Policy, which the Board last updated effective October 1, 2024 in connection with a restructuring of the Board’s committees. We pay the following cash compensation to our non-employee directors:

Annual Retainers to Non-Employee Directors	Chair		Member
Board of Directors	$250,000	(1)	$50,000
Audit Committee	$30,000		$15,000
Compensation Committee	$30,000		$15,000
CCGS Committee	$30,000	(2)	$15,000	(3)
Technology Applications Committee	$30,000		$15,000	(4)

(1)	The Chair of the Board of Directors does not receive fees for service on any committee.

(2)	Effective October 1, 2024, compensation for serving as Chair of the CCGS Committee increased from $10,000 to $30,000.

(3)	Effective October 1, 2024, compensation for membership on the CCGS Committee increased from $5,000 to $15,000.

(4)	Effective October 1, 2024, compensation for membership on the Technology Applications Committee increased from $10,000 to $15,000.

Non-employee directors also receive annual equity awards. We also reimburse directors for their expenses for attending meetings of the Board of Directors or its committees.

Dr. Graves, who is an employee of the Company, received no additional compensation for service as a director in 2024.

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CORPORATE GOVERNANCE

Director Equity Awards
Pursuant to the
Non-Employee
Director Compensation Policy, our directors receive annual grants of immediately vested stock equal to $150,000 in total value under the 2015 Incentive Plan upon their re-election
by stockholders to serve as directors. In addition, new directors, upon their election to the Board, receive an immediately vested restricted stock award equal to such number of shares having a value equal to $75,000 and a prorated annual award for the year in which he or she is elected to the Board. All shares of Common Stock issued to directors as compensation for their services as directors are fully vested when issued.
On May 14, 2024, the Board approved a
one-time
10% reduction in the annual grants of immediately vested stock to non-employee
directors. Each
non-employee
director received an annual grant of immediately vested stock equal to $135,000 in total value under the 2015 Incentive Plan upon his or her re-election
by stockholders to serve as directors at the 2024 Annual Meeting of Stockholders.
Stock Ownership and Holding Requirements for
Non-Employee
Directors
Consistent with the Board-adopted Qualifications for Nomination to the Board (publicly disclosed as Addendum A to the CCGS Committee Charter), each non-employee
director is expected to hold during his or her term of office a meaningful number of shares of Common Stock. As such, our Corporate Governance Guidelines require our non-employee
directors to acquire and maintain an equity stake in the Company with a minimum value equivalent to five times the annual cash retainer paid to non-employee
directors (as set forth in the
Non-Employee
Director Compensation Policy) by the later of 2025 or within 5 years of joining the Board.
Non-employee
directors are required to retain all shares of Common Stock that have been awarded to them under the 2015 Incentive Plan until the minimum holding requirement is met; however, each may sell up to 50% of the shares of Common Stock covered by any award to satisfy any tax obligation arising from such grant or grants. In addition, non-employee
directors are required to retain all shares of Common Stock that were awarded to them under the 2004 Restricted Stock Plan for
Non-Employee
Directors (which was depleted in 2019) as long as they remain a director of the Company; however, they may (a) sell up to 50% of an award to cover the tax obligation arising from such grant or grants and (b) make certain transfers of shares received under the 2004 Restricted Stock Plan for
Non-Employee
Directors to members of their immediate family or to a trust or other form of indirect ownership established by the director for his or her benefit or for the benefit of the members of his or her immediate family.
Shares for the purposes of determining compliance with our stock ownership policy are defined as Common Stock held outright (by the director or his or her spouse), restricted stock units, restricted stock awards, and shares or share equivalents held in a Company savings plan or deferred compensation plan. Stock options, stock appreciation rights, and PSUs are excluded from the definition of shares.
All directors currently comply with their respective ownership requirements or are retaining 50% of all net shares
(post-tax)
that vest until they achieve their minimum share ownership requirement.
DEFERRED DIRECTOR FEES
In December 2022, the Board adopted the 3D Systems Corporation
Non-Employee
Director Deferral Plan to allow
non-employee
directors to defer receipt of all or a portion of their equity compensation in a tax efficient manner.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of March 18, 2025, with respect to the other persons listed in the table, the number of outstanding shares of Common Stock beneficially owned:

•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;

•	by each current director and nominee for director and each of our NEOs; and

•	by all of our directors and executive officers as a group.

22	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.

	Number of Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares Owned (1)
5% Holders
BlackRock, Inc. (2)	10,426,934	7.69%
The Vanguard Group (3)	7,492,383	5.53%
NEOs and Directors
Jeffrey A. Graves (4)	1,073,010	*
Jeffrey Creech (5)	167,536	*
Phyllis Nordstrom (6)	158,973	*
Reji Puthenveetil (7)	359,081	*
Joseph Zuiker (8)	146,498	*
Malissia Clinton	125,869	*
Claudia Drayton (9)	99,569	*
Thomas Erickson	320,378	*
Jim Kever	485,850	*
Charles McClure	153,048	*
Kevin Moore (10)	1,661,241	1.23%
Vasant Padmanabhan	118,115	*
John Tracy	151,642	*
All executive officers and directors as a group (15 persons) (11)	6,619,105	4.88%

*	Less than one percent

(1)
Percentage ownership is based on the number of shares of Common Stock outstanding and entitled to vote as of March 18, 2025, the record date for the Annual Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock which the stockholder could acquire within 60 days of the record date.

(2)
BlackRock, Inc. filed a Schedule 13G/A on October 7, 2024, indicating that it has sole voting power over 10,177,852 of these shares and sole dispositive power over 10,426,934 of these shares. The address for this beneficial owner is 50 Hudson Yards, New York, NY 10001.

(3)
The Vanguard Group filed a Schedule 13G/A on November 12, 2024, indicating that it has shared voting power over 84,841 of these shares, sole dispositive power over 7,289,990 of these shares, and shared dispositive power over 202,393 of these shares. The address for this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Consists of (a) 698,915 shares of Common Stock that Dr. Graves holds directly and (b) 374,095 shares of restricted stock subject to time-based vesting conditions. Excludes 110,144 PSUs, which may be earned upon the achievement of certain TSR over the applicable three-year performance period.

(5)	Consists of (a) 21,761 shares of Common Stock that Mr. Creech holds directly and (b) 145,775 shares of restricted stock subject to time-based vesting conditions.

(6)
Consists of (a) 39,573 shares of Common Stock that Ms. Nordstrom holds directly and (b) 119,400 shares of restricted stock subject to time-based vesting conditions. Excludes 21,739 PSUs, which may be earned upon the achievement of certain TSR over the applicable three-year performance period.

(7)
Consists of (a) 215,088 shares of Common Stock that Mr. Puthenveetil holds directly, and (b) 143,993 shares of restricted stock subject to time-based vesting conditions. Excludes 39,130 PSUs, which may be earned upon the achievement of certain TSR over the applicable three-year performance period.

2025 PROXY STATEMENT	23

CORPORATE GOVERNANCE

(8)	Consists of (a) 33,444 shares of Common Stock that Dr. Zuiker holds directly and (b) 113,054 shares of restricted stock subject to time-based vesting conditions.

(9)	Consists of (a) 27,438 shares of Common Stock that Ms. Drayton holds directly and (b) 72,131 shares of Common Stock that have been deferred pursuant to the Director Compensation Deferral Plan.

(10)
Consists of (a) 104,934 shares of Common Stock that Mr. Moore owns directly, (b) 137,693 shares of Common Stock held in the name of Kevin S. Moore, Trustee, The Kevin Scott Moore 2011 Revocable Living Trust dated September 13, 2011, and (c) 1,418,614 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership as well as any pecuniary interest.

(11)
Consists of (a) 5,531,915 shares of Common Stock that this group holds directly, (b) 1,015,059 shares of restricted stock subject to time-based vesting conditions, and (c) 72,131 shares of Common Stock deferred
pursuant to the Director Compensation Deferral Plan.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and any person owning 10 percent or more of the outstanding shares of our Common Stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of those reports. Based upon a review of those reports submitted to us, no executive officer, director, or 10 percent beneficial owner failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act for the year ended December 31, 2024.

24	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

PROPOSAL 2: Approval, on an Advisory Basis, of the Compensation Paid to Our Named Executive Officers in 2024

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as described in this Proxy Statement, including the section entitled “Compensation Discussion and Analysis” and the accompanying compensation tables and the related narrative discussion. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEO’s compensation.

As described in detail under the heading “Compensation Discussion and Analysis,” we design our executive compensation program and pay executive compensation in order to, among other things, attract, motivate, and retain the key executives who drive our success and industry leadership. Compensation that reflects performance and alignment of that compensation with the interests of long-term stockholders are key principles that underlie our compensation program design. Please read the “Executive Compensation Matters” section of this Proxy Statement, including the “Compensation Discussion and Analysis” section, for additional details about our executive compensation program, including information about the 2024 compensation of our NEOs.

The say-on-pay vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. However, the Compensation Committee and our Board value the views of our stockholders and will carefully review and consider the voting results for this proposal when evaluating our executive compensation program and making future executive compensation decisions.

Our stockholders last approved an annual say-on-pay frequency at our 2023 Annual Meeting, and, as a result, our Board has adopted a policy of holding an annual say-on-pay vote until the next vote on the frequency of say-on-pay votes at the 2029 Annual Meeting.

The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes will not be treated as votes cast on this matter and therefore will not have any effect on determining the outcome.

The Board of Directors unanimously recommends you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

2025 PROXY STATEMENT	25

EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides detailed information and analysis regarding the compensation of our named executive officers (“NEOs”) as reported in the “Summary Compensation Table” and the other tables located in this “Executive Compensation Matters” section of the Proxy Statement.

OUR NAMED EXECUTIVE OFFICERS FOR 2024

Name	Title
Dr. Jeffrey A. Graves	President, Chief Executive Officer and Director
Jeffrey Creech	Executive Vice President and Chief Financial Officer
Reji Puthenveetil	Executive Vice President, Additive Solutions and Chief Commercial Officer
Phyllis Nordstrom	Executive Vice President, Chief People Officer and Chief Administrative Officer
Joseph Zuiker	Executive Vice President, Engineering and Operations

26	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

COMPENSATION CONSIDERATIONS

Sound Pay Practices

Below we highlight certain of our key practices that we consider good governance features of our executive compensation program.

EXECUTIVE COMPENSATION PROGRAM FEATURES

Executive Compensation Program Includes

•   Maintain an Independent Compensation Committee — Our Compensation Committee consists solely of independent directors who establish our compensation practices.

•   Retain an Independent Compensation Advisor — Our Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management.

•   Stockholder Engagement — We regularly engage with our stockholders on our compensation program and implement enhancements based on feedback received.

•   Annual Executive Compensation Review — At least once a year, our Board conducts a review of our compensation strategy, and during the fourth quarter of fiscal year 2023 and first quarter of fiscal year 2024, we did an in-depth review of our compensation program and updated our peer group for purposes of evaluating compensation and making compensation decisions for fiscal year 2024.

•   Limits on Maximum Payouts under Incentive Plans — In 2024, our annual bonus program was capped at 150% of target opportunity and our performance-share units were capped at 200% of target opportunity.

•   Transparent Disclosure of Incentive Plan Targets and Achievement — We disclose performance measures, metrics and results used to determine both annual bonuses and performance-share unit awards.

•   Compensation At-Risk — Our executive compensation program is designed so that a significant portion of the compensation of our executive officers is “at risk” and based on corporate performance, to align the interests of our executive officers and stockholders. This “at risk” compensation included our annual bonus, restricted stock awards and performance-share units awarded in fiscal year 2024, which are discussed in additional detail below.

•   Stock Ownership Guidelines — We maintain minimum stock ownership guidelines and stock holding requirements applicable to our executive officers and the non-employee independent members of our Board. As of December 31, 2024, each of our executive officers had either satisfied such guidelines or had time remaining to do so under the guidelines.

•   Compensation Recovery (“Clawback”) Policy — Our clawback policy provides for recoupment of performance-based compensation in connection with restatements of financial results that reduce previously earned payouts, regardless of individual culpability, in compliance with the NYSE’s rules.

•   Conduct an Annual Stockholder Advisory Vote on NEO Compensation — We conduct an annual stockholder advisory vote on the compensation of our NEOs. Our Board considers the results of this advisory vote during the course of its deliberations on executive compensation.

2025 PROXY STATEMENT	27

EXECUTIVE COMPENSATION MATTERS

EXECUTIVE COMPENSATION PROGRAM FEATURES

•   Compensation-Related Risk Assessment — We conduct regular risk assessments of our compensation programs and practices, and a full risk assessment was completed by our independent compensation consultant during fiscal year 2024 and reviewed by our Compensation Committee. We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our NEOs.

•   “Double-Trigger” Change in Control Arrangements — We have established “double- trigger” change-in-control severance agreements with each of our NEOs.

Executive Compensation Program Does Not Include or Prohibits

•   Guaranteed Bonuses — We do not provide guaranteed annual bonuses to our executive officers.

•   Defined Benefit Retirement Plans — We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our NEOs other than arrangements that are available generally to all employees. Our NEOs are eligible to participate in our 401(k) retirement plan on the same basis as our other employees.

•   Hedging or Pledging of Company Securities — Our Policy Statement Governing Insider Trading prohibits any director, officer, employee or consultant of the Company from engaging in hedging activity and also prohibits any director or officer from holding Company securities in a margin account or pledging securities as collateral for a loan.

•   Excise Tax Gross-Ups — We do not offer our NEOs excise tax gross-ups on severance or change-in-control payments.

•   Stock Option Re-pricing — We do not permit options to purchase shares of our Common Stock to be repriced to a lower exercise price without the approval of our stockholders.

Compensation Philosophy

Our compensation philosophy is centered on pay for performance to drive long-term value for our stockholders. We believe that deep industry experience and technical knowledge is essential to our ability to innovate and provide full-service solutions to our customers and that the expertise of our executives and employees are critical factors to the Company’s success. The competition for talent across the industries in which we operate is intense, and we maintain focus on attracting, rewarding, and retaining a highly qualified executive team. Our executive compensation program and practices reflect the Board’s commitment to strong corporate governance and the recognition of achievements that create sustainable Company value.

We pursue this philosophy by designing our executive compensation program incorporating the following principles:

•

Alignment with long-term stockholders’ interests. We believe our executives’ interests are more directly aligned with our stockholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance, are impacted by our stock price performance and require meaningful ownership of our stock.

•

Market competitive at target performance levels. We believe an executive’s total compensation should be competitive at the target performance level in order to attract qualified executives, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation.

28	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

•

Achievement of financial goals and strategic objectives. We believe an effective way to create value over the long term is to make a significant portion of an executive’s overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives and on the value of our stock.

•

Reward superior performance. We believe that although an executive’s total compensation should be tied to the achievement of financial goals and strategic objectives and should be competitive at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be downside risk of below-target payouts if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.

•

Incorporate evolving marketplace risks and trends. We believe that as our industry evolves and our opportunities for competitive business advantages change over time, we must likewise evolve in order to continue to create value. Our compensation programs must be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).

The key elements of our compensation programs for our NEOs include:

Compensation Component	Form	Description	Period	Purpose
Base Salary	Cash	The only fixed element of total compensation	One-Year	Provide a competitive fixed rate of pay relative to similar positions in the market Enable the Company to attract and retain critical executive talent

Short-Term Incentives	Cash or Stock Awards	Annual award tied to the achievement of Company financial goals	One-Year	Focus NEOs on achieving progressively more challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation
Long-Term Incentives	Performance Share Units (“PSUs”) (50%)	Equity- denominated awards that vest based on attainment of performance goals	Three-year cliff vest to the extent performance goals are achieved	Rewards achievement of longer-term goals Foster alignment between longer-term shareholder value creation and financial rewards

	Restricted Stock Awards (50%)	Equity- denominated awards that vest based on service	Vest in equal installments over three- years	Fosters retention and ownership culture

Chief Executive Officer Reported Target Compensation vs. Realized + Realizable Compensation

A significant percentage of the compensation program of our NEOs, including our CEO, is performance-based and/or at-risk. The table below details differences between target total direct compensation and the sum of realized and realizable compensation for each of fiscal years 2022, 2023 and 2024. The information provided in the table below is intended to supplement, not replace, the information contained in the Summary Compensation Table regarding our CEO’s compensation for fiscal years 2022, 2023 and 2024, as presented and calculated in compliance with SEC rules.

2025 PROXY STATEMENT	29

EXECUTIVE COMPENSATION MATTERS

Compensation Component	2022			2023			2024			2022 - 2024 Total
	(A)	(B)		(A)	(B)		(A)	(B)		(A)	(B)
	Target Total Direct Compensation	Realized + Realizable Compensation	(B) as a % of (A)	Target Total Direct Compensation	Realized + Realizable Compensation	(B) as a % of (A)	Target Total Direct Compensation	Realized + Realizable Compensation	(B) as a % of (A)	Target Total Direct Compensation	Realized + Realizable Compensation	(B) as a % of (A)
Salary	$849,800	$849,800	100%	$849,800	$849,800	100%	$849,800	$849,800	100%	$2,549,400	$2,549,400	100%
Short-Term Incentives	$850,000	$0	0%	$850,000	$0	0%	$850,000	$0	0%	$2,550,000	$0	0%
Long-Term Incentives	$4,765,861	$814,832	17%	$5,268,229	$636,487	12%	$1,252,062	$813,220	65%	$11,286,152	$2,264,539	20%
Total Direct Compensation	$6,465,661	$1,664,632	26%	$6,968,029	$1,486,287	21%	$2,951,862	$1,663,020	56%	$16,385,552	$4,813,939	29%

The sum of realized and realizable compensation over these three years is only 29% of target total direct compensation, demonstrating the sensitivity of our compensation program to achievement of performance goals and its alignment with shareholder value creation.

For purposes of the above table, terms are defined as follows:

Compensation Component	Target Total Direct Compensation	Realized Compensation	Realizable Compensation
Salary	As reported in each year’s Summary Compensation Table	As reported in each year’s Summary Compensation Table	—
Short-Term Incentives	Targeted amount, as reported under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” in each year’s Grant of Plan-Based Awards Table	Amounts actually paid, as reported in the “Non-Equity Incentive Plan Compensation” column in each year’s Summary Compensation Table	—
Long-Term Incentives	The grant date fair value of awards, as reported in each year’s Summary Compensation Table

For Restricted Stock Awards granted in 2022, 2023 or 2024 that have vested as of 12/31/24, the number of shares vested multiplied by the closing price of our stock on the date of vesting

For PSUs granted in 2021 that vested on 1/16/24, the number of shares vested multiplied by the closing price of our stock on the date of vesting.

For Restricted Stock Awards granted in 2022, 2023 or 2024 that have not vested as of 12/31/24, the number of shares that have not yet vested multiplied by the closing price of our stock on 12/31/24 ($3.28).

For PSUs granted in 2022, 2023 or 2024 that have not vested as of 12/31/24, the number of shares that would be earned if performance- based criteria were assessed as of 12/31/24 multiplied by our closing price on 12/31/24 ($3.28). Based on that assessment, none of these PSUs would have been earned.

30	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Key Compensation Actions in 2024

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs. For 2024, the Compensation Committee took the following actions with respect to the compensation of our NEOs:

•

Reviewed the base salaries for our NEOs as part of our standard annual review cycle, maintaining flat salaries for Dr. Graves and Mr. Creech. Dr. Zuiker received a merit increase from $400,000 to $415,000 in March 2024.

•

Approved base salary increases for Mr. Puthenveetil effective January 2024 from $412,000 to $500,000 in connection with the expansion of his responsibilities upon appointment as Chief Commercial Officer and then effective June 2024 from $500,000 to $525,000 in recognition of the criticality of his role to the organization.

•

Approved a base salary increase for Ms. Nordstrom in June 2024 from $450,000 to $475,000 in connection with the expansion of her responsibilities as Chief People Officer and Chief Administrative Officer.

•

Reviewed the 2024 Annual Bonus Program percentage of base salary targets for our NEOs, maintaining the target percentages from 2023 for all NEOs (100% of base salary for Dr. Graves and 60% of base salary for each of our NEOs).

•	Approved Annual Bonus Program metrics for 2024, weighting funding of the bonus program pool 50% towards revenue achievement and 50% towards adjusted EBITDA achievement for all NEOs.

•	Awarded no bonus payout to any NEO under the 2024 Annual Bonus Program based on the Company’s 2024 performance against established revenue and adjusted EBITDA metrics.

•

Approved Long-Term Incentive (“LTI”) compensation, consisting of a combination of restricted stock awards (50% weighting) and performance share unit awards (50% weighting) to provide strong links to long-term stockholder value creation and promote alignment with investors.

Compensation Consultant

For 2024, the Compensation Committee directly engaged Meridian Compensation Partners, LLC (“Meridian”) and considered its guidance in the establishment of the 2024 executive compensation program. Meridian provided no services to the Company other than to the Compensation Committee.

Based on its consideration of the various factors set forth in the rules promulgated by the SEC and the NYSE, the Compensation Committee has determined that the work performed by Meridian did not raise any conflict-of-interest concerns.

Compensation Peer Group

In August 2023, Meridian assisted the Compensation Committee in developing a peer group to serve as a market reference for establishing and evaluating the 2024 compensation programs for our NEOs. Our 2024 peer group was composed of 17 publicly traded, industry-specific companies. These companies were selected after considering the following criteria:

•	quantitative criteria, including revenue size and growth, margins, market capitalization, headcount and R&D spend;

•	qualitative criteria, including service and product offerings and end markets served; and

•	likely competitors for executive talent.

In reviewing potential peers, the Committee noted that the additive manufacturing sector is a unique space with a relatively small number of size relevant similar competitors. In order to develop a peer group roster, companies from other sectors that served similar end markets with different products and services as compared to our own, as well as companies from other sectors that may have similar R&D driven value chains to our own were also considered.

2025 PROXY STATEMENT	31

EXECUTIVE COMPENSATION MATTERS

All companies selected were within a 0.4x to 2.5x range of our own trailing twelve months’ revenue and one-year average market cap at the time of selection, except for:

•	Desktop Metal was modestly below this revenue range, but included due to its relevance as a manufacturer of additive manufacturing technologies;

•

Rogers Corporation, Altair Engineering and Novanta were above this market cap range but included in light of their similarity to us on other measures of size and to foster year-over-year stability in the peer roster, since all three were also included in our 2023 peer group.

Our 2023 peer group and 2024 peer group are depicted in the table below, along with our own positioning relative to peers with respect to trailing 12 months’ revenue and 1-year average market cap at time of selection:

Trailing Twelve Months Revenue in Millions								1-Year Average Market Cap in Millions

2023 Peer Group				2024 Peer Group				2023 Peer Group				2024 Peer Group

	Peer	Value	Percent Rank		Peer	Value	Percent Rank		Peer	Value	Percent Rank		Peer	Value	Percent Rank

-	Nuvasive	$1,226	100%		CONMED	$1,139	100%	-	Penumbra	$9,374	100%		Novanta	$5,438	100%

	CONMED	$1,139	94%		LivaNova	$1,085	94%	-	Globus Medical	$6,260	94%		Altair Engineering	$4,752	94%

-	Globus Medical	$1,097	88%		Mercury Systems	$1,010	88%		Novanta	$5,438	88%		Rogers	$3,182	88%

	LivaNova	$1,085	81%		Rogers	$946	82%		Altair Engineering	$4,752	81%		CONMED	$3,104	82%

	Mercury Systems	$1,010	75%		ESCO Technologies	$910	76%		Rogers	$3,182	75%		LivaNova	$2,748	76%

	Rogers	$946	69%	+	Varex Imaging	$897	71%		CONMED	$3,104	69%		Mercury Systems	$2,663	71%

-	Penumbra	$938	63%		Novanta	$876	65%		LivaNova	$2,748	63%		Tandem Diabetes Care	$2,609	65%

	ESCO Technologies	$910	56%		Tandem Diabetes Care	$790	59%		Mercury Systems	$2,663	56%		ESCO Technologies	$2,347	59%

	Novanta	$876	50%		Stratasys	$637	53%		Tandem Diabetes Care	$2,609	50%	+	AeroVironment	$2,315	53%

	Tandem Diabetes Care	$790	44%		Altair Engineering	$587	47%		ESCO Technologies	$2,347	44%		3D Systems	$1,241	47%

	Stratasys	$637	38%	+	AeroVironment	$541	41%	-	Nuvasive	$2,211	38%		Avid Technology	$1,178	41%

	Altair Engineering	$587	31%		3D Systems	$526	35%		3D Systems	$1,241	31%		Stratasys	$1,027	35%

	3D Systems	$526	25%		Proto Labs	$485	29%		Avid Technology	$1,178	25%		Proto Labs	$876	29%

	Proto Labs	$485	19%		Avid Technology	$415	24%		Stratasys	$1,027	19%	+	Varex Imaging	$834	24%

	Avid Technology	$415	13%	+	Vishay Precision Group	$364	18%		Proto Labs	$876	13%	+	Desktop Metal	$683	18%

-	FARO Technologies	$362	6%		AngioDynamics	$339	12%		AngioDynamics	$524	6%	+	nLIGHT	$533	12%

	AngioDynamics	$339	0%	+	nLIGHT	$224	6%	-	FARO Technologies	$478	0%		AngioDynamics	$524	6%

-	Natus Medical	n/a	n/a	+	Desktop Metal	$202	0%	-	Natus Medical	n/a	n/a	+	Vishay Precision Group	$512	0%

Notes:
Data source: S&P Capitallq
“-” = removed
“+” = added
“n/a”= Not available; Natus Medical was taken private in July 2022

Removals from our 2023 peer group included Globus Medical and Nuvasive, who had announced their intention to shortly merge into a single company with much higher revenue and market cap than our own; Penumbra, with a much higher market cap than our own; FARO Technologies, with much lower market cap than our own; and Natus Medical, who had recently been taken private by ArchiMed SAS.

New additions AeroVironment, Varex Imaging, Desktop Metal, nLIGHT, and Vishay Precision Group were each size relevant, provided balance to our larger peers, and helped to position our own revenue and market cap closer to the 2024 median for each value. While each new addition had R&D driven value chains, Desktop Metal was of particular relevance as an additive manufacturing company.

The Compensation Committee uses peer group data as a reference point (if available for a comparable position) and/or other compensation market data, including surveys such as the Radford Global Compensation Database. Relative to compensation market data, the Compensation Committee targets each element of executive compensation generally near the 50th percentile. Variation in competitive positioning by executive will occur based on various factors including experience, the scope and complexity of the executive’s position relative to what is typical in the market, tenure, and other contributions.

32	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Say-on-Pay

We provide stockholders with an advisory vote (“say-on-pay”) on the compensation of our NEOs. We currently hold this say-on-pay vote on an annual basis. Our say-on-pay proposal received average support of 94% of votes cast over our last five Annual Meetings, including 88% at the 2024 Annual Meeting. The Compensation Committee noted that this 88% result represented an eight percentage point decrease from 96% at the 2023 Annual Meeting and considered this development in structuring our 2025 executive compensation program, including the design of our PSUs as noted under “Performance Stock Unit Awards in 2025.”

The Compensation Committee will consider the results of future advisory votes on executive compensation as our compensation philosophy continues to evolve and compensation decisions are made each year.

DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee is responsible for setting the compensation of all officers of the Company subject to Section 16 of the Exchange Act (“executive officers”) and each direct report of the CEO, including the NEOs. For additional information about the responsibilities of the Compensation Committee, see “Corporate Governance at 3D Systems—Committees of the Board—Compensation Committee.”

The Compensation Committee reviews the CEO’s recommendation for each of the other NEO’s compensation during the first quarter of each year. The purpose of this annual review is:

•	to determine the amount of any annual incentive compensation to be awarded to each NEO for the preceding calendar year;

•	to determine any adjustments to be made to the annual salary of each NEO for the current year; and

•	to approve our incentive compensation program for the current year and establish target incentive compensation amounts for the current calendar year for each of the NEOs.

As part of this review, our CEO gives the Compensation Committee a recommendation for incentive compensation payouts for the prior year, salary adjustments for the current year, and target incentive compensation amounts for the current year for each of the other NEOs. These recommendations are developed using our market-based job architecture for all employees to ensure appropriate levels of pay at each employee classification across the Company. Our CEO uses the market-based job architecture and evaluation of each individual NEO’s contribution to strategic objectives to guide his compensation recommendations to the Compensation Committee. The Compensation Committee reviews those recommendations and modifies them to the extent it considers appropriate. As part of this process, the Compensation Committee approves the payout amount of any annual incentive compensation to be awarded to each individual with respect to the preceding calendar year, approves the amount of any adjustments to be made to the annual salary of each such individual for the current year, approves the terms of our incentive compensation program for the current calendar year, and establishes target incentive bonus and equity awards for the current year for each of our NEOs and each of the other individuals whose compensation it oversees. The Compensation Committee may also approve adjustments to compensation for specific individuals at other times during any year when there are significant changes in the responsibilities of such individuals or under other circumstances that the Compensation Committee considers appropriate.

Our CEO’s compensation is determined under similar principles but follows a different process designed to comply with applicable law and stock exchange listing requirements. After discussing the CEO’s self-evaluation with him and receiving the views of other independent directors, the Compensation Committee evaluates his performance and reviews that evaluation with him. Based on that evaluation and review, in conjunction with consideration of the Company’s performance (including stockholder returns) and competitive market data specific to our peer group as compiled by Meridian, the Compensation Committee determines his compensation and personal annual objectives for the coming calendar year. Our CEO is excused from meetings of the Compensation Committee and the independent members of the Board during voting or deliberations regarding his compensation.

While Meridian advised the Compensation Committee on the form and amount of compensation, the Compensation Committee (or the Board, in the case of the CEO) made all decisions regarding the compensation of our NEOs.

2025 PROXY STATEMENT	33

EXECUTIVE COMPENSATION MATTERS

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program is designed to focus executive behavior on achievement of both our short- and long-term objectives and strategy to encourage the creation of sustainable, long-term value. We provide a mix of compensation elements that support our goals of attracting and retaining top executive talent and incentivizing key performance objectives for both the short and long term. The elements of executive compensation are designed to drive behavior that supports sustained stockholder return and pay-for-performance outcomes over time. To that end, our executive compensation program consists of the following principal elements:

•	annual base salaries;

•	when earned, incentive awards under our Annual Bonus Program; and

•	when earned, long-term equity compensation under our 2015 Incentive Plan.

Initial base salary and target annual bonus award levels and initial equity awards for new executives are negotiated with the individual during the search process and include consideration of prior compensation history, outstanding incentive awards that the new executive must abandon in order to join the Company, and benchmarking information and recommendations provided by the independent compensation consultant. Annual bonus compensation levels are standardized by title to promote internal parity.

In reviewing annual base salaries, target annual bonus awards, and annual long-term equity compensation targets, the Compensation Committee reviews each executive’s compensation history with the Company (including prior equity awards or grants), benchmarking information and recommendations provided by the independent compensation consultant, and internal parity. The Compensation Committee is guided by its own judgment and those sources of information (including, when deemed appropriate, compensation surveys) that the Compensation Committee considers relevant and the recommendations of its independent compensation consultant.

The Compensation Committee believes that the prudent use of judgement in determining compensation will generally be in our best interests and those of our stockholders. Accordingly, the Compensation Committee does not rely exclusively upon fixed formulas, and, from time to time in exercising its judgement, the Compensation Committee may approve changes in compensation that it considers to be appropriate to reward performance or otherwise to provide incentives toward achieving our objectives.

The Compensation Committee seeks to strike a balance that it considers to be appropriate in its discretion between fixed elements of compensation, such as base salaries, and variable performance-based elements represented by annual bonus awards and long-term equity compensation. As a general matter, the Compensation Committee believes that our NEOs should have at least one-third of their annual cash compensation opportunity at risk under variable performance-based elements of our incentive compensation program, including our Annual Bonus Program.

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EXECUTIVE COMPENSATION MATTERS

The charts below illustrate the relative weighting of our NEO compensation components at target in 2024. Dr. Graves’ compensation is displayed for “Components of CEO Compensation,” and the average of our other NEOs, in aggregate, is displayed for “Components of Other NEO Compensation.”

Components of CEO Compensation	Components of Other NEO Compensation

•	Target Annual Bonus represents target opportunities for each NEO under the 2024 Annual Bonus Program. See “2024 Annual Bonus Program” for further details.

•	Performance Stock Units represents the grant date fair value of PSUs, which may be earned based on TSR performance over a three-year performance period.

•	Restricted Stock Awards represents the grant date fair value of time-based restricted stock, which vests ratably over three years.

Base Salaries

Annual base salaries are intended to provide a base level of compensation to executives, including our NEOs, for serving as senior leaders of the Company and are aligned with the level of experience, capabilities, and scope of responsibilities of the executive. We pay annual salaries to provide executives a base level of compensation for services rendered during the year. Base salaries are also designed to help achieve our objectives of attracting and retaining executive talent. Adjustments to base salaries are based on the Company’s market-based job architecture, which takes into consideration the responsibilities of the executives, the Compensation Committee’s evaluation of the market demand for executives with similar capabilities and experience, and each individual NEO’s progress towards assigned strategic imperatives and concrete personal objectives.

2024 Salaries

The following table shows the 2024 annual base salary amounts for each NEO.

Name	2023 Year-End Base Salary ($)	2024 Year-End Base Salary ($)	Aggregate % Increase	Reason(s) for Increase
Dr. Jeffrey A. Graves	850,000	850,000	0.0
Jeffrey Creech	425,000	425,000	0.0
Reji Puthenveetil	412,000	525,000	27.4	Expanded Responsibilities
Phyllis Nordstrom	450,000	475,000	5.6	Expanded Responsibilities
Joseph Zuiker	400,000	415,000	3.8	Merit

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EXECUTIVE COMPENSATION MATTERS

The Compensation Committee increased the 2024 base salary for Mr. Puthenveetil in January 2024 from $412,000 to $500,000 in connection with the expansion of his responsibilities when he was appointed Chief Commercial Officer, and then further increased his salary in June 2024 from $500,000 to $525,000 in recognition of the criticality of his role; for Ms. Nordstrom in June 2024 from $450,000 to $475,000, in connection with the expansion of her responsibilities as Chief People Officer and Chief Administrative Officer; and for Mr. Zuiker in March 2024 from $400,000 to $415,000 for merit and in connection with benchmarking activity in March 2024. The Compensation Committee did not increase the 2024 base salaries for Messrs. Graves and Creech.

Annual Bonus Program

Our Annual Bonus Program is designed to motivate our executives, including our NEOs, to achieve defined financial performance targets that can be measured and evaluated on an annual basis.

This program is adopted annually and designed with our strategic objectives in mind. Under the Annual Bonus Program for Dr. Graves, 100% of our plan payouts are tied to the achievement of pre-determined corporate financial objectives established during the Company’s annual financial planning process. For other NEOs, 100% of our plan payouts are tied to the achievement of these same pre-determined corporate financial objectives.

Annual bonus awards are not guaranteed and are not awarded unless the pre-determined corporate financial objectives are achieved at pre-defined levels. Even if the pre-determined corporate financial objectives are achieved, our Compensation Committee retains discretion to reduce the funding of the Company-wide Annual Bonus Program pool or any individual participant’s award. This pay-for-performance plan aligns executive performance with the Company’s annual financial performance.

As an overriding condition, a failure to perform in accordance with our Code of Conduct or Code of Ethics may serve as a basis for a participant in this program not to receive a bonus payout. We consider this aspect of our Annual Bonus Program to be consistent with sound principles of corporate governance.

As part of its goal-setting process, the Compensation Committee establishes current-year target incentive awards for each NEO with the following principles in mind:

•

Targets are used to determine the amount of any annual bonus that our NEOs can expect to receive if we achieve our financial objectives for the year in question. In setting these target bonus awards, the Compensation Committee considers each NEO’s level of responsibility, competitive market data and the recommendations of our CEO.

•

Target bonus awards are set at levels that are designed to link a substantial portion of each NEO’s total annual compensation opportunity to attaining the corporate objectives. Although generally higher, the Compensation Committee aims for at least one-third of each NEO’s annual cash compensation opportunity to be at risk. See “Grants of Plan-Based Awards in 2024” for a summary of target bonus awards for the NEOs applicable to 2024.

•	No minimum incentive awards are guaranteed to NEOs. The pool for the annual incentive plan is not funded unless the Company achieves certain pre-determined financial objectives.

•	Base target amounts represent the bonus awards that could be awarded assuming achievement of 100% of the pre-determined financial objectives.

•

Maximum amounts represent the maximum amount that may generally be awarded to each NEO under the program for the year in question. Our maximum annual incentive awards were equal to 150% of the target annual bonus awards for each of our NEOs during 2024.

Financial objectives are determined based upon our annual business plan for the year. This business plan is developed by management and approved by the Board of Directors. The Compensation Committee maintains the ability to adjust performance objectives for extraordinary items and other items as it deems appropriate based on pre-approved guidelines the Compensation Committee has set regarding the potential impact to performance objectives due to extraordinary transactions.

With respect to financial measures, 100% of each NEO’s bonus related to each financial measure would generally be deemed to have been earned if the target for that financial measure is fully achieved.

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EXECUTIVE COMPENSATION MATTERS

2024 Annual Bonus Program

Consistent with the compensation philosophy, in January 2024, the Compensation Committee approved an annual bonus program for 2024 (the “2024 Annual Bonus Program”). The 2024 target bonus awards for each NEO were set at 60% of his or her 2024 base salaries, except for Dr. Graves, whose 2024 target incentive award was set at 100% of his 2024 base salary. The 2024 threshold and maximum annual bonus award for all NEOs were set at 50% and 150%, respectively, of the target annual bonus award.

The Compensation Committee approved the following performance objectives, selected to reflect the Company’s focus on top-line revenue growth and alignment with investor focus and strategic business plan priorities, for the funding of the 2024 Annual Bonus Program:

•	50% of the funding of the 2024 Annual Bonus Program was based on actual achievement relative to our annual revenue budget;

•	50% of the funding of the 2024 Annual Bonus Program was based on actual achievement relative to our annual budgeted level of adjusted EBITDA.

Adjusted EBITDA is a non-GAAP measure defined as net income, plus income tax (provision)/benefit, interest and other income/(expense), net, stock-based compensation expense, amortization of intangibles, depreciation expense and other non-recurring and/or non-cash items.

Revenue and adjusted EBITDA objectives are independent of each other and could be earned irrespective of achievement of the other objective. The Compensation Committee established threshold, target and maximum performance goals for each of these financial measures under the 2024 Annual Bonus Program in January 2024. Our target performance for each of these financial measures for 2024 was consistent with the Company’s consolidated budget approved by the Board. The table below sets forth the specific financial performance goals and related payout factors established by the Compensation Committee under the 2024 Annual Bonus Program.

Achievement Levels	Performance Goals for 2024(1)		Payout Factor (% of Target Bonus)(2)
	Revenue ($)	Adjusted EBITDA ($)
Maximum	≥ 545.7	≥ 13.2	150%
Target	496.1	8.8	100%
Threshold	446.5	4.4	50%
Below Threshold	< 446.5	< 4.4	0%

(1)	All performance goals are expressed in millions.

(2)	Payouts for performance between the stated achievement are calculated using linear interpolation.

Our performance under the 2024 Annual Bonus Program fell below threshold for both revenue and adjusted EBITDA. Therefore, the Compensation Committee determined no payout should be made to any NEO under the 2024 Annual Bonus Program.

Performance Goal	Performance Achieved ($)	Payout Factor	Weighting		Payout Earned (% of Target Bonus)
			CEO	Other NEOs	CEO	Other NEOs
Revenue	440.1 million	0%	50%	50%	0%	0%
Adjusted EBITDA	< 0.0	0%	50%	50%	0%	0%

Total					0%	0%

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EXECUTIVE COMPENSATION MATTERS

Long-Term Equity Compensation

Our long-term equity compensation program is designed to attract, retain and motivate our executives, including our NEOs, and to align their interests with those of our stockholders and the Company’s long-term strategic objectives. Our equity program is a key component in our strategy to hire and retain top talent in a highly competitive environment.

The Compensation Committee administers our 2015 Incentive Plan. Under that plan, the Compensation Committee is authorized to grant restricted stock awards, restricted stock units (“RSUs”), stock options, stock appreciation rights and other awards that are provided for under the 2015 Incentive Plan to our employees and the employees of our subsidiaries as the Compensation Committee determines to be eligible for awards. Awards granted to a participant are based upon a number of factors, including the recipient’s position, salary and performance, as well as our overall corporate performance.

The 2015 Incentive Plan is intended to provide an effective method of motivating performance from key employees, including our NEOs, and for creating an alignment of interests in participants with the interests of our stockholders. Awards are made under the 2015 Incentive Plan as long-term incentive compensation to NEOs and other key employees when the Compensation Committee believes such awards are appropriate. The Compensation Committee makes awards both to reward performance and to motivate the recipient’s long-term performance.

Long-Term Incentive Compensation Program

The Compensation Committee divides long-term equity grants for executives equally between restricted stock awards with time-based vesting conditions and PSUs. Time-based awards are used to drive retention of executive talent, while PSUs also drive alignment of executive realized compensation with long-term stockholder value. The PSUs typically are granted in the first quarter of the performance year upon completion of the budgeting process to support the selection of appropriate performance targets. However, in 2024 the awards were not granted until September, following the filing of the Company’s 2023 Annual Report. PSU awards can only be earned by the NEOs upon our achievement of pre-determined levels of financial performance.

In determining 2024 LTI target award amounts, the Compensation Committee considered corporate performance, competitive market data for each individual, the level of the individual’s responsibility, prior compensation, and retentive impact of that compensation and individual contributions to the Company.

The values below are the target long-term equity compensation amounts approved by the Compensation Committee for each of our NEOs, which are then converted into a number of shares of a combination of restricted stock and target PSUs using an approved formula based on stock price. For the accounting grant date fair value of such awards, see the “Summary Compensation Table” on page 45.

Name	2024 LTI Award at Target(1) ($)	Awards in Shares
		Performance Stock Units (50% weighting) ($6.05 conversion price(2))	Restricted Stock Awards (50% weighting) ($6.05 conversion price(3))
Dr. Jeffrey A. Graves	3,000,000	247,933	247,933
Jeffrey Creech	1,000,000	82,644	82,644
Reji Puthenveetil	1,200,000	99,173	99,173
Phyllis Nordstrom	1,000,000	82,644	82,644
Joseph Zuiker	800,000	66,115	66,115

(1)	See “2024 Long-Term Incentive Awards” for further details on these 2024 LTI awards.

(2)	Conversion price of $6.05 represents the average closing price of our Common Stock for the 20 trading days ending January 12, 2024.

(3)	Conversion price of $6.05 represents the average closing price of our Common Stock for the 20 trading days ending January 12, 2024.

Long-Term Equity Features

Restricted stock awards and PSU awards issued pursuant to the 2015 Incentive Plan remain subject to forfeiture until the vesting of such shares pursuant to the terms of the applicable award.

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EXECUTIVE COMPENSATION MATTERS

Shares of restricted stock and PSUs issued pursuant to the 2015 Incentive Plan may not be sold, transferred, or encumbered by the employee before they vest or are earned, as applicable. The compensation associated with these awards is expensed over the vesting period. The shares covered by restricted stock awards are considered outstanding upon issuance following the acceptance of each award for the purpose of calculating diluted earnings per common share, and holders of shares issued pursuant to restricted stock awards are entitled to vote such shares and to receive any dividends declared in respect of our Common Stock upon vesting of the award shares.

Shares covered by PSUs are not considered outstanding until vested except for the purpose of calculating diluted earnings per common share. The holders of PSUs are not entitled to vote shares or receive any dividends declared with respect to the shares covered by such awards.

2024 Long-Term Incentive Awards

In September 2024, the Compensation Committee made LTI awards of restricted stock and PSUs under the 2015 Incentive Plan to executives, including the NEOs, to reflect the contributions that those individuals have made to our operations and financial condition, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders. Restricted stock awards vest ratably over three years on each anniversary of the date of grant, subject to continued employment. The PSUs only vest if both performance and service-based criteria are met.

The Compensation Committee approved the use of relative total stockholder return (“TSR”) as the performance objective for the 2024 PSUs awarded to our NEOs. This market-based measure reflects the desire to focus executives on the execution of the Company’s long- term strategic objective of increasing stockholder value. TSR will be assessed relative to the Total 3D Printing Index published by Solactive (Bloomberg Ticker: 3DPRNT Index) (“3DPRNT”). The Company’s TSR will be calculated by subtracting the beginning stock price of $4.90 (i.e., the average closing price of the Company’s Common Stock over the 60 consecutive trading days immediately prior to April 1, 2024) from the ending stock price (i.e., the average closing price of the Company’s Common Stock over the 60 consecutive trading days ending on March 31, 2027), adding any dividends paid during the period for the performance period from April 1, 2024 through March 31, 2027, and then dividing the result by the Company’s beginning stock price. Similarly, 3DPRNT’s TSR will be calculated by subtracting the 3DPRNT beginning stock price of $106.80 (i.e., the average closing price of 3DPRNT’s stock price over the 60 consecutive trading days immediately prior to April 1, 2024, as reported in U.S. dollars on Bloomberg) from the 3DPRNT ending stock price (i.e., the average closing price of 3DPRNT’s stock price over the 60 consecutive trading days ending on March 31, 2027, as reported in U.S. dollars on Bloomberg) for the performance period of April 1, 2024 to March 31, 2027, adding any dividends during the period, and then dividing the result by the 3DPRNT beginning stock price. The target PSUs will be adjusted for performance between 0% and 200% based on the comparison of the TSR of the Company relative to the TSR of 3DPRNT during the performance period as follows:

Achievement	Company TSR – 3DPRNT TSR =	Example: if Company TSR is 50%, 3DPRNT TSR Must be…	Performance Adjustment
Below Threshold	More than 25 Percentage Points below 0 OR Company TSR is Negative	More than 75%	0%
Threshold	25 Percentage Points Below 0	75%	50%
Target	0 Percentage Points	50%	100%
Midpoint of Target and Maximum	25 Percentage Points	25%	150%
Maximum	50 Percentage Points	0%	200%

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EXECUTIVE COMPENSATION MATTERS

At the end of the performance period, if the performance-based criteria are met, all PSUs earned will convert into immediately vested stock.

In April 2027, the Compensation Committee will certify performance under the 2024 PSUs and determine, within a range of 0-200% of target, the number of shares earned.

Performance Stock Unit Awards in 2021

We granted PSUs to executive officers including Dr. Graves and Mr. Puthenveetil in January 2021. These awards could be earned based upon achieving a specified Company TSR. The Company TSR was calculated using the average closing price of the Company’s Common Stock for the 20 consecutive trading days ended January 11, 2021, which was determined to be $13.00. Specifically, a 50% increase would earn 50% of the target PSUs, a 75% increase would earn 100% of the target PSUs, and a 100% increase would earn 150% of the target PSUs. Each price hurdle must be met for 10 consecutive trading days, and price hurdles could be met at any time during the performance period ending on the third anniversary of the date of grant.

In January 2024, the Compensation Company certified that Company TSR had exceeded a 100% increase over $13.00 during a 10 consecutive trading day period in 2021. The resulting performance achievement of the January 2021 award of PSUs was a 150% payout.

Performance Stock Unit Awards in 2025

Eligible participants, including each of our NEOs, received PSU awards in April 2025. These PSU awards can be earned based on continued service and our annualized stock price appreciation relative to the average closing price of the Company’s Common Stock for the 20 consecutive trading days ended March 31, 2025.

The PSU award has three tranches, weighted 33%, 33%, and 34%, respectively. Shares can be earned based on our annualized stock price appreciation as measured for the 20 consecutive trading days through March 31, 2026; March 31, 2027; and March 31, 2028 for the first, second and third tranche, respectively.

For each tranche, achieving a 20% annualized stock price appreciation will earn 50% of target shares, 35% will earn 100% of target shares, and 50% will earn 200% of target shares. Shares earned for performance between 20% and 35% annualized stock price appreciation, or between 35% and 50%, will be calculated using straight-line interpolation. Earned shares will vest on the third anniversary of grant.

Employment Agreements and Other Agreements with NEOs

The Company entered into employment agreements with each of our NEOs. Each of these agreements was determined based on negotiations with the applicable NEO and took into account his or her background and qualifications and the nature of his or her position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in our industry and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.

Our employment agreements with each of Dr. Graves, Messrs. Creech, Puthenveetil and Zuiker and Ms. Nordstrom provide for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by the NEO or us upon at least 30 days’ prior written notice of intention not to renew. The agreements may also be terminated by us or the NEO for other reasons and, subject to the conditions set forth in the employment agreements, provide for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 49.

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EXECUTIVE COMPENSATION MATTERS

Dr. Jeffrey A. Graves

Dr. Graves’ employment agreement provides for a minimum base annual salary of $825,000 and a target bonus opportunity equal to 100% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Dr. Graves to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Dr. Graves’ employment agreement he was granted the following initial equity awards:

•	a restricted stock award for shares of Common Stock with a value of $2,000,000 that vested 20%, 40%, and 40% on December 31, 2020, December 31, 2021, and December 31, 2023, respectively, and

•

a long-term equity grant with a value of $2,500,00 equally divided between a time-based restricted stock award that vested in three equal annual installments on each of the first, second, and third anniversaries of May 26, 2020, the date of grant, and a PSU award, which may be earned during the three-year period ending on May 26, 2023 based on the achievement at threshold (25%), target (50%), and maximum (75%) TSR, which would earn 50%, 100%, and 150% of the PSU, respectively, subject to his continued employment.

Dr. Graves’ employment agreement automatically extended for an additional one-year period in May 2024.

Jeffrey Creech

Mr. Creech’s employment agreement provides for a minimum base annual salary of $425,000 and a target bonus opportunity of not less than 60% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Creech to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Mr. Creech’s employment agreement he was granted the following equity award:

•

a time-based restricted stock award for shares of Common Stock with a value of $500,000 that is scheduled to vest in three equal annual installments on each of the first, second and third anniversaries of December 13, 2023, the date of grant, subject to his continued employment.

Reji Puthenveetil

Mr. Puthenveetil’s employment agreement provides for a minimum base annual salary of $400,000 and a target bonus opportunity of not less than 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Puthenveetil to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Mr. Puthenveetil’s employment agreement he was granted the following initial equity awards:

•

a long-term equity grant with a value of $1,000,00 equally divided between a time-based restricted stock award, that vests in three equal annual installments on each of the first, second and third anniversaries of October 1, 2020, and a PSU award, which may be earned during the three-year period ending on October 1, 2023 based on the achievement at threshold (25%), target (50%), and maximum (75%) TSR, which would earn 50%, 100%, and 150% of the PSU, respectively, and

•

a 2021 long-term equity award for shares of Common Stock with a value equal to $1,000,000, equally divided between time-based restricted stock and PSU, issued pursuant to the service and performance criteria set by the Compensation Committee as part of its 2021 executive compensation program.

Mr. Puthenveetil’s employment agreement automatically extended for an additional one-year period in October 2024.

Phyllis Nordstrom

Ms. Nordstrom’s employment agreement provides for a minimum base annual salary of $350,000 and a target bonus opportunity of not less than 60% of her base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment

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EXECUTIVE COMPENSATION MATTERS

agreement entitles Ms. Nordstrom to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Ms. Nordstrom’s employment agreement she was granted the following equity awards:

•

a time-based restricted stock award for shares of Common Stock with a value of $500,000 that vests in three equal annual installments on each of the first, second and third anniversaries of August 30, 2021, the date of grant, subject to her continued employment; and

•	a time-based restricted stock award for shares of Common Stock with a value of $100,000 which vested and became exercisable in full on the first anniversary of August 30, 2021, the date of grant.

Ms. Nordstrom’s employment agreement provides for the guarantee of Ms. Nordstrom’s 2021 Performance Bonus at its target amount and pro-rated based on the Effective Date. It also provides that the Company shall provide or reimburse Ms. Nordstrom for certain expenses relating to her relocation to the Charlotte, North Carolina metro area, in accordance with Company’s US Domestic Relocation Policy and consistent with the Company’s relocation benefits for executives.

Ms. Nordstrom’s employment agreement automatically extended for a one-year period in August 2024.

Joseph Zuiker

Dr. Zuiker’s employment agreement provides for a minimum base annual salary of $400,000 and a target bonus opportunity of not less than 60% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Dr. Zuiker to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Dr. Zuiker’s employment agreement he was granted the following equity award:

•

a time-based restricted stock award for shares of Common Stock with a value of $500,000 that vests in three equal annual installments on each of the first, second and third anniversaries of December 12, 2022, the date of grant, subject to his continued employment.

Dr. Zuiker’s employment agreement provides for a signing bonus of $200,000, payable no later than the first payroll date following the Commencement Date and subject to all appropriate federal and state withholding taxes. If the Company (i) terminates Dr. Zuiker’s employment for Cause, or (ii) Dr. Zuiker terminates his employment for any reason other than death, Disability, or Constructive Discharge, in either case within 24 months after the Commencement Date, or (iii) Dr. Zuiker does not relocate his primary residence, Dr. Zuiker shall repay to the Company the net (after tax) amount of the Signing Bonus by no later than 30 days after the earlier of (x) the date his employment terminates or (y) the date he receives notice of violation of this provision. This repayment requirement shall not apply if the Company terminates Dr. Zuiker’s employment without Cause, or if Dr. Zuiker terminates his employment as a result of his death, Disability, or Constructive Discharge.

Dr. Zuiker’s employment agreement provides that the Company shall provide or reimburse Dr. Zuiker for certain expenses relating to his relocation to the Charlotte, North Carolina metro area, in accordance with Company’s US Domestic Relocation Policy and consistent with the Company’s relocation benefits for executives.

Dr. Zuiker’s employment agreement automatically extended for a one-year period in December 2024.

Change of Control Severance Policy

On February 22, 2018, the Compensation Committee adopted the Company’s Change of Control Severance Policy (the “COC Severance Policy”). The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our CEO and all Executive Vice Presidents and Senior Vice Presidents, which includes all our NEOs. For a more detailed discussion of the benefits payable to our NEOs under the COC Severance Policy, see “Potential Benefits upon Termination or Change of Control” beginning on page 49.

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EXECUTIVE COMPENSATION MATTERS

OTHER COMPENSATION MATTERS

Benefits and Perquisites

We provide our employees, including the NEOs, with a benefit program that we believe is reasonable, competitive, and consistent with the objectives of our compensation program. As a matter of policy, the Compensation Committee does not award personal benefits or perquisites to our NEOs that are unrelated to our business and strives to mitigate the use of non-performance-based forms of compensation. However, under certain circumstances, the Compensation Committee has approved certain personal benefits or perquisites that are either provided to a NEO by contract or that it deemed to be in our interests to induce executives to commence or maintain employment with us. Those amounts are reported in the “Summary Compensation Table” on page 45.

Our executives, including the NEOs, are eligible to participate in employee benefit programs that we provide to our employees generally, which include a group insurance program providing group health, dental, vision, life and long-term disability insurance. Other benefits include a Section 401(k) plan, health savings accounts, flexible spending accounts for health and dependent care expenses, sick leave, holiday time, and vacation time. Our NEOs are eligible for a comprehensive annual executive physical, a benefit that is capped at $5,000 annually.

We also reimburse certain commuting expenses for executives. For Mr. Puthenveetil, these commuting expenses included rent reimbursement for temporary housing in Rock Hill, South Carolina.

We also maintain an employee relocation policy, offering different tiers of benefits based on job level, for employees who are requested to relocate their primary residence in connection with their employment. Relocation assistance is necessary to induce executives to join the Company.

We believe the cost of providing perquisites in 2024 was reasonable and represents a relatively small percentage of each NEO’s overall compensation package.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our executive officers and certain other senior members of management are required to maintain a minimum equity stake in the Company. This policy reflects the Board’s belief that our most senior executives should maintain a significant personal financial stake in the Company to promote long-term stockholder value. In addition, the policy helps align executive and stockholder interests, which reduces the incentive for excessive short-term risk taking. Each of our NEOs and certain other senior officers are required to acquire and maintain ownership of shares of our Common Stock equal to a specified multiple of his or her base salary, as shown in the table below. Each officer subject to a share ownership requirement must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement.

Title	Minimum Stock Ownership Requirement
Chief Executive Officer	6x annual base salary
Chief Financial Officer	3x annual base salary
Other Executive Officers (EVPs)	2x annual base salary
Other Senior Officers (SVPs)	1x annual base salary

Shares owned for the purposes of determining compliance with our stock ownership policy are defined as shares of Common Stock held outright (by the executive or his/her spouse), restricted stock units, restricted stock awards, and shares or share equivalents held in a Company savings plan or deferred compensation plan. Stock options, stock appreciation rights, and PSUs are excluded from the definition of shares owned.

All NEOs currently comply with their respective ownership requirements or are retaining 50% of all net shares (post-tax) that vest until achieving their minimum share ownership requirement. Our NEOs are expected to achieve the required stock-ownership levels within five years from the time they are appointed to or promoted to an executive position of Senior Vice President or higher.

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EXECUTIVE COMPENSATION MATTERS

POLICY ON HEDGING AND PLEDGING TRANSACTIONS
Our Policy Statement Governing Insider Trading (the “Insider Trading Policy”) prohibits any director, officer, employee, or consultant of the Company or any of its subsidiaries or affiliates from engaging in short-term or speculative transactions in our securities. This policy includes within its coverage short sales, which for directors and executive officers of the Company are prohibited by Section 16 of the Exchange Act. It also prohibits transactions in publicly traded options, such as puts, calls, and other derivative securities, or purchase financial investments (including prepaid variable forward contracts, equity sweeps, collars, and exchange funds), or the engagement in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Common Stock.
The Insider Trading Policy also prohibits any director or executive officer from holding Company securities in a margin account or pledging (or hypothecating) Company securities as collateral for a loan.
The Insider Trading Policy requires that our directors and executive officers pre-clear
any transactions in our securities with our Chief Legal Officer (or other head legal officer) or Assistant General Counsel.
CLAWBACKS OF INCENTIVE COMPENSATION
Each of our NEOs is subject to our clawback policy. In response to the SEC’s adoption of final clawback rules and the NYSE’s publication of corresponding listing standards, the Board recently amended and restated our clawback policy to comply with final stock exchange listing standards, effective October 2, 2023.
Under the terms of this policy, following an accounting restatement of the Company’s financial statements, due to material noncompliance with any financial reporting requirement under securities laws, the Board or an appropriate Board committee must clawback any “excess compensation” received by an executive officer (current or former) during the applicable look-back period regardless of whether the executive officer engaged in misconduct or was otherwise directly or indirectly responsible for the accounting restatement. The Company will not indemnify any executive officer against the loss of any excess compensation as a result of the application of the clawback policy.
The Company will disclose publicly recoupment of any excessive compensation pursuant to this policy.
INSIDER TRADING POLICY
We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of our insider trading policy is filed as Exhibit 19 to the 2024 Annual Report. In addition, with regard to the Company’s trading in its own securities, it is our policy to comply with the federal securities laws and the applicable listing standards.
PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
We do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and
discussed
with management the section titled “Compensation Discussion and Analysis.” Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this Proxy Statement.
Compensation Committee:
Kevin S. Moore, Chair
Claudia N. Drayton
Thomas Erickson
Jim D. Kever

44	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Compensation Tables and Narratives

SUMMARY COMPENSATION TABLE

The following table presents information regarding the compensation of each of the NEOs for services rendered during 2024, 2023, and 2022.

Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(5) ($)	Total ($)
Jeffrey Graves President and Chief Executive Officer	2024	849,800	—	1,252,062		24,894	2,126,755
	2023	849,800	—	5,268,229	—	417,601	6,535,630
	2022	849,800	—	4,765,861	—	71,501	5,687,163
Jeffrey Creech Executive Vice President and Chief Financial Officer	2024	425,000	—	417,352	—	2,515	844,868
	2023	13,077	—	589,956	—	—	603,033
Reji Puthenveetil Executive Vice President - Additive Solutions and Chief Commercial Officer	2024	525,000	—	500,824	—	37,577	1,063,400
	2023	412,000	—	1,871,604	—	28,512	2,312,116
	2022	412,000	—	1,693,130	—	59,643	2,164,773
Phyllis Nordstrom Executive Vice President, Chief People Officer and Chief Administrative Officer	2024	475,000	—	417,352	—	11,362	903,714
	2023	428,731	—	1,386,371	—	281,638	2,096,740
Joe Zuiker Executive Vice President - Operations & Engineering	2024	415,000	—	333,881	—	16,958	765,839

(1)	This column includes the name and principal position of each NEO during the fiscal year-ended December 31, 2024.

(2)	The amounts in the salary column represent the salary paid to each NEO with respect to each year during which he or she was a NEO.

(3)	No bonuses were awarded to our NEOs in 2024.

(4)

The amounts reported in this column for 2024 represent the aggregate grant date fair value computed in accordance with ASC Topic 718 of restricted stock awards and PSU awards. The value of restricted stock awards is determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. The value of the PSU awards, which have a market-based performance metric and a three-year performance period, was determined using a Monte Carlo simulation technique under the option pricing method assuming target performance. For these PSUs, achievement of the highest level of performance conditions would result in the NEOs receiving 200% of the target amounts. These amounts are: Dr. Graves, $966,939; Mr. Creech, $322,312; Mr. Puthenveetil, $386,775; Ms. Nordstrom, $322,312; and Dr. Zuiker, $257,849. See “2024 Long-Term Incentive Awards” above.

2025 PROXY STATEMENT	45

EXECUTIVE COMPENSATION MATTERS

(5)	The amounts shown for 2024 in the “All Other Compensation” column are composed of the following components:

Name	401K Match	Rent & Relocation Expenses	Rent & Relocation Expenses Tax Gross Up	Annual Executive Physical	Total All Other Compensation

Jeffrey Graves	$8,956	$8,646	$7,292	$—	$24,894

Jeffrey Creech	$2,515	$—	$—	$—	$2,515

Reji Puthenveetil	$4,200	$19,708	$9,694	$3,975	$37,577

Phyllis Nordstrom	$8,400	$—	$—	$2,962	$11,362

Joseph Zuiker	$8,498	$5,859	$2,601	$—	$16,958

Dr. Graves’ relocation expenses relate primarily to reimbursement of commission expenses in connection with selling the home where he lived prior to joining the Company in 2020. Mr. Puthenveetil’s rent expenses relate to the reimbursement of lease payments for an apartment near the Company’s headquarters in Rock Hill, South Carolina. Dr. Zuiker’s relocation expenses relate to his relocation package from when he joined the company in 2022. The Company agreed to provide a gross-up amount to each of the executives for tax planning purposes.

46	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS IN 2024

The following table sets forth information with respect to plan-based awards granted in 2024. The threshold, target, and maximum amounts represent the incentive awards for the 2024 Annual Bonus Program and the PSUs that could be awarded assuming achievement of the pre-determined performance metric over the three-year performance period (such achievement to be certified by the Compensation Committee subsequent to the completion of the performance period). No annual bonus award payouts were earned by the NEOs with respect to 2024 Annual Bonus Program.

For further details about our employment agreements with our NEOs, see “Employment Agreements and Other Agreements with NEOs.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Program	Grant Date	Threshold ($)	Base Target ($)	Maximum ($)	Threshold (#)	Base Target (#)	Maximum (#)
Dr. Jeffrey Graves	2024 Bonus Program	1/22/2024	425,000	850,000	1,275,000
	2024 LTI RSAs	9/5/2024							247,933	$483,469
	2024 LTI Performance Shares	9/5/2024				123,967	247,933	495,866		$768,592
Jeffrey Creech	2024 Bonus Program	1/22/2024	127,500	255,000	382,500
	2024 LTI RSAs	9/5/2024							82,644	$161,156
	2024 LTI Performance Shares	9/5/2024				41,322	82,644	165,288		$256,196
Reji Puthenveetil	2024 Bonus Program	1/22/2024	157,500	315,000	472,500
	2024 LTI RSAs	9/5/2024							99,173	$193,387
	2024 LTI Performance Shares	9/5/2024				49,587	99,173	198,346		$307,436
Phyllis Nordstrom	2024 Bonus Program	1/22/2024	142,500	285,000	427,500
	2024 LTI RSAs	9/5/2024							82,644	$161,156
	2024 LTI Performance Shares	9/5/2024				41,322	82,644	165,288		$256,196
Joe Zuiker	2024 Bonus Program	1/22/2024	124,500	249,000	373,500
	2024 LTI RSAs	9/5/2024							66,115	$128,924
	2024 LTI Performance Shares	9/5/2024				33,058	66,115	132,230		$204,957

(1)	The amounts in these columns represent PSUs that vest in full on or about September 5, 2027, based on continued service and achievement of TSR over a three-year performance period.

(2)	The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the aggregate grant date fair value computed in accordance with ASC Topic 718.

2025 PROXY STATEMENT	47

EXECUTIVE COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT YEAR-END 2024

The following table presents information with respect to equity awards made to each of our NEOs that were outstanding on December 31, 2024.

		Option Awards			Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Jeffrey Graves	3/15/2022	—	—	—	38,291	(2)	125,594	—		—
	4/1/2022	—	—	—	—		—	$110,144	(5)	$361,272
	4/3/2023	—	—	—	—		—	$184,824	(5)	$606,223
	4/14/2023	—	—	—	126,162	(3)	413,811	—		—
	9/5/2024	—	—	—	247,933	(4)	813,220	—		—
	9/5/2024	—	—	—	—		—	$247,933	(5)	$813,220
Jeffrey Creech	12/13/2023	—	—	—	63,130	(3)	207,066	—		—
	9/5/2024	—	—	—	82,644	(4)	271,072	—		—
	9/5/2024	—	—	—	—		—	$82,644	(5)	$271,072
Reji Puthenveetil	3/15/2022	—	—	—	13,602	(2)	44,615	—		—
	4/1/2022	—	—	—	—		—	$39,130	(5)	$128,346
	4/3/2023	—	—	—	—		—	$65,661	(5)	$215,368
	4/14/2023	—	—	—	44,820	(3)	147,010	—		—
	9/5/2024	—	—	—	99,173	(4)	325,287	—		—
	9/5/2024	—	—	—	—		—	$99,173	(5)	$325,287
Phyllis Nordstrom	3/15/2022	—	—	—	7,556	(2)	24,784	—		—
	4/1/2022	—	—	—	—		—	$21,739	(5)	$71,304
	12/2/2022	—	—	—	3,556	(2)	11,664	—		—
	4/3/2023	—	—	—	—		—	$48,638	(5)	$159,533
	4/14/2023	—	—	—	33,200	(3)	108,896	—		—
	9/5/2024	—	—	—	82,644	(4)	271,072	—		—
	9/5/2024	—	—	—	—		—	$82,644	(5)	$271,072
Joseph Zuiker	12/12/2022	—	—	—	17,059	(2)	55,954	—		—
	4/3/2023	—	—	—	—		—	$43,774	(5)	$143,579
	4/14/2023	—	—	—	29,880	(3)	98,006	—		—
	9/5/2024	—	—	—	66,115	(4)	216,857	—		—
	9/5/2024	—	—	—	—		—	$66,115	(5)	$216,857

(1)	Value calculated based on the $3.28 closing price of our stock on December 31, 2024.

(2)	The outstanding balance of this award vests on the third anniversary of the grant date subject to continued service until such date.

(3)	The outstanding balance of this award vests in equal installments on the second and third anniversary of the grant date subject to continued service until such date.

(4)	Award vests in equal installments over a three-year period on the first, second and third anniversaries of the grant date subject to continued service until such date.

(5)	Amount represents the number of performance-based restricted stock unit awards based on achievement of target performance over a 3-year performance period and continued service.

48	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

OPTION EXERCISES AND STOCK VESTED IN 2024

No options were exercised by our NEOs in 2024. Shares of restricted Common Stock and RSUs held by the NEOs vested as follows during 2024:

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jeffrey Graves	295,242	1,350,740
Jeffrey Creech	31,566	125,317
Reji Puthenveetil	106,514	487,864
Phyllis Nordstrom	33,401	115,080
Joseph Zuiker	31,999	122,510

(1)	Amounts reflect aggregate market value of our Common Stock based on the closing price of our Common Stock on the applicable vesting date.

POTENTIAL BENEFITS UPON TERMINATION OR CHANGE OF CONTROL

Graves Employment Agreement

Under his employment agreement, Dr. Graves would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in his agreement), become entitled to receive the following:

•	An amount equal to 150% of his base salary, payable in 18 equal monthly installments;

•	Any accrued but unpaid base salary as of the termination date;

•	Any accrued but unused vacation time;

•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had his employment not terminated; and

•

If he elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that his contributions to such plans will remain the same as if he was employed by the Company until the earliest of: (1) 18 months from the termination date or (2) the date he is no longer eligible for COBRA coverage.

In the event of termination by the Company without “cause” or resignation for “constructive discharge” within 180 days before or two years after a “change of control” (as defined in his employment agreement), Dr. Graves is entitled to receive a lump sum cash payment equal to: (i) two times the sum of his base salary and target annual bonus, (ii) a pro rata portion of his target annual bonus for the fiscal year in which the termination occurs, (iii) accelerated vesting of the unvested shares under all outstanding time-based equity award and conversion of outstanding PSUs into immediately accelerated restricted stock awards (“RSAs”), and (vi) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) for 24 months.

Creech, Puthenveetil, Zuiker and Nordstrom Employment Agreements

Under their employment agreements, Messrs. Creech, Puthenveetil, and Zuiker and Ms. Nordstrom would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in their respective agreements), become entitled to receive the following:

•	An amount equal to the NEO’s base salary, payable in 12 equal monthly installments;

2025 PROXY STATEMENT	49

EXECUTIVE COMPENSATION MATTERS

•	Any accrued but unpaid base salary as of the termination date;

•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated; and

•

If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 12 months from the termination date; or (2) the date the NEO is no longer eligible for COBRA coverage.

Change of Control Severance Policy

On February 22, 2018, the Compensation Committee adopted the Company’s COC Severance Policy. The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our CEO and all Executive Vice Presidents and Senior Vice Presidents (each, a “Participant”), which includes all of our NEOs.

A Participant is entitled to benefits under the COC Severance Policy in the event of a termination of the Participant’s employment by the Company without “Cause” or by the Participant for “Constructive Discharge” either (a) on or before the second anniversary of the date of a “Change of Control” (as such terms are defined in the COC Severance Policy) or (b) in certain circumstances, within six months prior to the date that the Change of Control occurs (a “Qualifying Termination”). The COC Severance Policy does not change the terms of any plans or arrangements that may provide for severance benefits in case of a termination of employment not in connection with a Change of Control. The COC Severance Policy also includes provisions intended to avoid duplication of benefits with the severance benefits that otherwise may be payable under any other plan or arrangement upon a Qualifying Termination.

In the event of a Qualifying Termination, a Participant will receive a lump sum cash payment equal to: (i) a multiple (which is 2.0 for our CEO and 1.5 for all other Participants) times the sum of the Participant’s base salary and target annual bonus, (ii) a pro rata portion of the Participant’s target annual bonus for the fiscal year in which the termination occurs, and (iii) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) as elected by the Participant (for the Participant and his or her eligible dependents) at the time of the Qualifying Termination multiplied by a number of months equal to 24 for our CEO and 18 for each other Participant. A Participant’s right to receive this payment and benefits is subject to his or her execution of a general release of claims against the Company.

In addition, the COC Severance Policy provides that all outstanding performance-based equity awards granted after the effective date of the COC Severance Policy shall be converted in their entirety to time-based equity awards upon the occurrence of a Change of Control based on the assumption that the performance goals are achieved at target. The vesting of performance-based equity awards that are converted to time-based equity awards shall occur upon the same vesting schedule upon which the former performance metrics would have been measured and shall vest in full upon a Qualifying Termination. Additionally, if a Participant incurs a Qualifying Termination, all outstanding time-based awards equity awards, including converted performance-based equity awards that are held by a Participant and were granted after the effective date of the COC Severance Policy shall become fully vested and all forfeiture restrictions shall lapse.

50	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

The following table reflects the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of December 31, 2024, and include estimates of the amounts that would be paid to each executive officer upon such NEO’s termination. The table only includes additional benefits that result from the termination and does not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. None of our NEOs is entitled to any additional benefits in connection with a Change of Control without a related termination of employment.

Name(1)	Without Cause or Good Reason (not in Connection with a Change in Control)(2)	Death or Disability(3)	Termination in Connection with a Change in Control(4)
Jeffrey Graves	1,294,890	—	4,779,146
Jeffrey Creech	440,123	—	1,520,823
Reji Puthenveetil	600,152	—	1,943,639
Phyllis Nordstrom	494,160	—	1,585,155
Joseph Zuiker	481,400	—	1,366,817

(1)

None of the NEOs will receive any special benefits in the event of voluntary separation without good reason or termination for cause. Under standard plan provisions, the NEOs will continue to be eligible for benefits under the Company’s medical and dental plans until the last day of the month in which termination occurs. Any bonus earned in the year of termination is forfeited.

(2)

Amounts in this column represent the cash and benefits to be paid to the NEO in the event of termination by the Company without cause or resignation with good reason (each as defined in the NEO’s employment agreement).

For Dr. Graves the severance benefits represent (i) 18 months of base salary and (ii) COBRA reimbursement for 18 months.

For Messrs. Creech, Puthenveetil, and Zuiker and Ms. Nordstrom, severance benefits represent: (i) 12 months of base salary and (ii) COBRA reimbursement for 12 months.

(3)	Amounts in this column represent the bonus for the year of termination that each NEO would have received in the event of termination by death or disability.

(4)

The amounts in this row are payable in the event of termination by the Company without cause or resignation for “constructive discharge” within six months prior to or two years after a “change of control.” Certain amounts are duplicative of amounts payable in the event of termination by the Company without cause or resignation for “constructive discharge” not in connection with a change of control.

For Dr. Graves the severance benefits represent (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the Annual Bonus Program, (iii) accelerated vesting of the unvested shares under outstanding time-based RSA awards (412,386 shares), (iv) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 542,901 shares), and (v) COBRA reimbursement for 24 months.

For Messrs. Creech, Puthenveetil, and Zuiker and Ms. Nordstrom, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) accelerated vesting of the unvested shares under outstanding time-based RSA awards (145774, 157595, 126956, and 113,054 shares, respectively), (iii) the conversion of outstanding PSUs into immediately accelerated RSAs (payout assumed at target share amount of 82,644, 203,964, 153,021, and 109,889 shares, respectively), and (iv) COBRA reimbursement for 18 months.

In each case, the value of accelerated equity amounts was computed based on the closing price of our Common Stock on December 31, 2024, of $3.28.

2025 PROXY STATEMENT	51

CEO PAY RATIO

CEO Pay Ratio

As required by applicable SEC rules, we must annually disclose the annual total compensation of our median employee (excluding the CEO), the annual total compensation of our CEO, and the ratio of the CEO compensation to the median employee compensation.
For 2024, our last completed fiscal year:

•	the annual total compensation of our CEO, calculated from information reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $2,126,755; and

•	the annual total compensation of our median employee (excluding our CEO) was $74,583.

Based on this information, for 2024 the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 29 to 1.
We identified our median employee in 2024 using a multistep process and took the following steps to determine the annual total compensation of that employee and our CEO for 2024:

•
We determined that, as of December 31, 2024, our active, global employee population consisted of approximately 1,832 individuals (excluding the CEO). This population consisted of our full-time, part-time, and temporary employees employed with us as of that date.

•	To identify the median employee from our employee population, we used annual base salary as of December 31, 2024.

•
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x), which are the same requirements we used to determine the annual total compensation of our CEO.

The CEO pay ratio reported is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

52	2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) to our named executive officers (“NEOs”) and the Company’s financial performance. The Company does not use CAP as a basis for making compensation decisions, nor does it use the performance measures defined by the SEC for the Pay Versus Performance table to measure performance for incentive plan purposes. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation Matters – Compensation Discussion and Analysis.”
Pay Versus Performance Table

	Summary Compensation Table Total for CEO & Former CEO (1)		Compensation Actually Paid (“CAP”) to CEO & Former CEO (2)				Value of Initial Fixed $100 Investment Based On:
Year	CEO	Former CEO	CEO	Former CEO	Average summary compensation table total for non-CEO named executive officers (3)	Average compensation actually paid to non-CEO named executive officers (2)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income (in millions)	Adjusted EBITDA (in millions) (5)
(a)	(b) (1)	(b) (2)	(c) (1)	(c) (2)	(d)	(e)	(f)	(g)	(h)	(i)

2024	$2,126,755		$3,420,597		$ 888,183	$1,540,478	$ 37	$151	$(256.9)	$(66.4)

2023	$6,535,630		$2,603,992		$1,706,156	$492,584	$ 62	$213	$(362.7)	$(26.3)

2022	$5,687,163		$(7,091,673)		$1,636,419	$(1,319,015)	$ 86	$160	$(121.7)	$ (5.8)

2021	$8,574,250		$15,609,540		$3,081,939	$5,899,487	$162	$227	$ 322.1	$ 56.1

2020	$5,917,360	$849,757	$8,175,388	$(5,271,672)	$1,248,601	$616,092	$121	$240	$(149.6)	$ 27.8

(1)
Dr. Jeffrey Graves, who
joined
the Company in May 2020, was the Company’s principal executive officer (“CEO”) for 2020, 2021, 2022, 2023 and 2024. Mr. Vyomesh Joshi, who retired in May 2020, was the Company’s former principal executive officer (“Former CEO”) for 2020.

(2)
The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Jeffrey Creech, Phyllis Nordstrom, Reji Puthenveetil, and Joseph Zuiker; (ii) for 2023, Michael Turner, Andrew Johnson, Menno Ellis, Reji Puthenveetil, Jeffrey Creech, and Phyllis Nordstrom; (iii) for 2022, Michael Turner, Andrew Johnson, Menno Ellis, Reji Puthenveetil, Jagtar Narula, and Wayne Pensky; (iv) for 2021, Andrew Johnson, Menno Ellis, Reji Puthenveetil, and Jagtar Narula; and (v) for 2020, Andrew Johnson, Menno Ellis, Reji Puthenveetil, Jagtar Narula, Wayne Pensky, Todd Booth, Philip Schultz, and Herbert Koeck.

(3)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported herein. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable NEO without restriction during the applicable year but rather are a valuation calculated under applicable SEC rules.

For purposes of the CAP calculation, there was no actuarial change in pension value or pension related adjustments to report. In addition, for purposes of the equity award adjustments shown below, there are no dividends or interest accrued to report.

(4)
TSR is determined based on the value of an initial fixed investment of $100. The peer group TSR represents TSR of the S&P SmallCap 600 Information Technology Index, which is the peer group used by the Company for purposes of Item 201(e) of Regulation
S-K.

(5)
Adjusted EBITDA is the financial measure from the tabular list of 2024 Most Important Measures shown that, in the Company’s assessment, represents for 2024 the most important performance measure used to link compensation actually paid to our CEO and other NEOs to the Company’s performance. The Company selected this measure as the most important because adjusted EBITDA accounted for 50% of target annual bonus award opportunities for our NEOs in 2024. Adjusted EBITDA is defined on page 36 and is a non-GAAP
financial measure.

2025 PROXY STATEMENT	53

PAY VERSUS PERFORMANCE

					Add Equity Award Adjustments

Year	Executives	Summary Compensation Table (SCT) Total for Covered Year	Subtract Grant Date Fair Value of Awards as Reported in SCT for Covered Year	Add Covered Year-End Value of Awards Granted in Covered Year and Outstanding and Unvested as of Covered Year-End	Change in Value as of Covered Year-End (as Compared to Prior Year-End) of Equity Awards Granted Prior to Covered Year and Outstanding and Unvested as of Covered Year-End	Add, for Awards Granted and Vested in the Covered Year, Fair Value as of Vesting Date	Change in Value as of Vesting Date (as Compared to Prior Year-End) of Equity Awards Granted Prior to Covered Year that Vested During Covered Year	Subtract Prior Year-End Value of Equity Awards that Failed to Meet Vesting Conditions During Covered Year

2024	CEO	$2,126,755	($1,252,062)	$1,581,813	($843,813)	$—	($696,219)	$—

	Other NEOs	$888,183	($417,352)	$2,117,339	($529,335)	$—	($590,763)	$—

2023	CEO	$6,535,630	($5,268,229)	$2,094,393	($1,114,020)	$—	$356,218	$—

	Other NEOs	$1,706,156	($1,300,976)	$532,787	($273,623)	$—	($65,805)	($105,956)

2022	CEO	$5,687,163	($4,765,861)	$1,882,109	($7,695,443)	$—	($2,199,640)	$—

	Other NEOs	$1,636,419	($1,269,985)	$456,106	($1,221,213)	$14,940	($116,787)	($818,495)

2021	CEO	$8,574,250	($6,378,719)	$5,693,472	$5,445,859	$—	$2,274,678	$—

	Other NEOs	$3,081,939	($2,302,472)	$2,022,950	$1,973,281	$—	$1,224,538	($100,749)

2020	CEO	$5,917,360	($4,928,697)	$6,616,383	$—	$570,343	$—	$—

	Former CEO	$849,757	$—	$—	$94,849	$—	($6,858)	($6,209,420)

	Other NEOs	$1,248,601	($844,436)	$772,676	$60,044	$28,603	($7,240)	($642,155)
Analysis of the Information Presented in the Pay Ve
rs
us Performance Table

As described in more detail in the section “Executive Compensation Matters – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects the Board’s commitment to strong corporate governance and achievement of rewards based upon the creation of sustainable Company value. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and, therefore, does not specifically align the Company’s performance measures with CAP (as computed in accordance with the SEC rules for a particular year).

54	2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE

The following graphs further illustrate the relationship between the pay and performance figures that are included in the Pay Versus Performance tabular disclosure. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the S&P SmallCap 600 Information Technology Index. CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Company TSR vs. Peer Group TSR
300
250
200
150
100
50
0
2020
2021
2022
2023
2024
Company TSR
Peer Group TSR

CAP vs. Company TSR
(in 000's except for TSR Values)
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
200
150
100
50
0
2020
2021
2022
2023
2024
Former CEO
CEO
Avg. Other NEOs
TSR

2025 PROXY STATEMENT	55

PAY VERSUS PERFORMANCE

Financial Performance Measures

As described in greater detail in “Executive Compensation Matters – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our annual and long-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:

•	Revenue

•	Adjusted EBITDA

•	Relative TSR (the Company’s TSR as compared to the 3DPRNT Index)

56	2025 PROXY STATEMENT

RATIFICATION OF AUDITORS

PROPOSAL 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee is recommending the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to examine and report on our financial statements for the year ending December 31, 2025, and the Board of Directors is asking stockholders to ratify this appointment. Although current law, rules, and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board of Directors considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte for ratification by stockholders as a matter of good corporate practice. We consider Deloitte to be well qualified. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte. However, the Audit Committee will not be obliged to select a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to participate in the Annual Meeting. They will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal.

The Board of Directors unanimously recommends you vote FOR this proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for 2025.

2025 PROXY STATEMENT	57

RATIFICATION OF AUDITORS

Fees of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting the compensation of, and overseeing the work of our independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence.

Prior Change of Auditors

Introduction

On December 4, 2023, the Audit Committee appointed Deloitte to serve as the Company’s independent registered public accountants for our fiscal year ending December 31, 2024. Deloitte was appointed the Company’s independent registered public accounting firm on August 13, 2024 following the dismissal of BDO USA, LLP (“BDO”), the Company’s prior independent registered accounting firm.

Previous Independent Registered Public Accounting Firm

On December 4, 2023, the Audit Committee dismissed BDO, its then-current independent registered public accounting firm, effective upon completion of its audit of the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2023 and the issuance of its reports thereon (the “2023 Audit”). BDO completed the 2023 Audit on August 13, 2024 (“Dismissal Date”), which thereby terminated BDO’s engagement as the Company’s independent registered public accounting firm.

The audit reports of BDO on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Except as discussed below, during the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022, and during the subsequent interim period through the Dismissal Date, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such fiscal years. During the subsequent interim period through the Dismissal Date, there was a disagreement between the Company and BDO with respect to the Company’s proposed accounting treatment concerning an adjustment to incremental non-reimbursed expenses incurred in connection with a revenue contract. The Audit Committee and BDO discussed the matter prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The disagreement was resolved to the satisfaction of BDO.

During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022, and during the subsequent interim period through the Dismissal Date, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), other than the two material weaknesses in the Company’s internal control over financial reporting that were initially disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and an additional three material weaknesses that were disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These material weaknesses involved a failure to design or maintain effective controls in response to the risks of material misstatement, including designing and maintaining formal accounting policies, procedures, and controls over significant accounts and disclosures to achieve complete, accurate and timely financial accounting, reporting and disclosures, with respect to: (1) the revenue process, including the review of contract terms input into the Company’s information systems that support the determination of revenue recognition, the accounting for, and the monitoring of the timing of revenue recognition; (2) the financial close, accounting, and reporting processes, as specifically related to management’s review of internally prepared reports and analyses utilized in these processes in reviewing certain

58	2025 PROXY STATEMENT

RATIFICATION OF AUDITORS

financial statement disclosures; (3) the design and implementation of controls over the review of revenue pricing and the implementation of a related accounting information system; (4) management’s review of the technical accounting treatment for certain technical matters related to certain transactions and financial statement accounts; and (5) the maintenance of an effective control environment; specifically, as it relates to: (a) senior management’s commitment to the control environment principles, and (b) maintaining sufficient qualified resources with the appropriate level of knowledge, experience, and training necessary to support accounting and financial reporting processes and controls. The Company is currently in the process of remediating the material weaknesses.

New Independent Registered Public Accounting Firm

On August 13, 2024, following the completion of the 2023 Audit and the dismissal of BDO, the Audit Committee engaged Deloitte as the Company’s independent registered public accounting firm for the audit of the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2024 (the “2024 Audit”).

During the two most recent fiscal years ended December 31, 2023 and December 31, 2022, and during the subsequent interim period through the Engagement Date, neither the Company nor anyone on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees and Pre-Approval Policy

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services. BDO served as our independent registered public accounting firm for fiscal year 2023. Deloitte served as our independent registered public accounting firm for the fiscal year 2024. As discussed in “Prior Change of Auditors” above, on December 4, 2023, the Audit Committee approved the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2024 and notified BDO of its dismissal, effective as of the date BDO issued its audit reports on our financial statements for the fiscal year ended December 31, 2023 and the issuance of its reports thereon. All services provided by BDO for fiscal year 2023 and all services provided by Deloitte for fiscal year 2024 were pre-approved by the Audit Committee.

The following table sets forth the aggregate fees that Deloitte and BDO billed us for professional services rendered for the years ended December 31, 2024, and December 31, 2023, respectively.

	2024	2023
	(in thousands)
Audit Fees(1)	$4,906	$9,995
Audit-Related Fees(2)	—	100
Tax Fees(3)	87	4
All Other Fees(4)	4	3
Total	$4,997	$10,102

(1)

Audit fees include fees for audit services in connection with the Company’s annual financial statements, including the audit of internal control over financial reporting, the reviews of quarterly reports on Form 10-Q, statutory audits required internationally, comfort letters, consents, and other services relating to Securities and Exchange Commission filings.

(2)	Audit-related fees include fees for services performed within the respective year primarily related to non-financial statement audits and attest services.

(3)	Tax fees include fees for services related to tax compliance, including tax return preparation and filing of tax returns.

(4)	This category represents fees for all other services or proceeds provided and not covered by the categories above.

2025 PROXY STATEMENT	59

RATIFICATION OF AUDITORS

Report of the Audit Committee

The Audit Committee of the Board of Directors is currently composed of three directors, each of whom is independent as defined by the listing standards of the NYSE, is “financially literate” and has the accounting or related financial management experience required by the listing standards of the NYSE. Ms. Drayton and Mr. Moore are “audit committee financial experts” as defined in the regulations of the SEC. See “Corporate Governance Matters at 3D Systems—Committees of the Board of Directors—Audit Committee.”

RESPONSIBILITIES

The Audit Committee is responsible for providing independent, objective oversight of our financial reporting processes and internal controls. In performing its oversight responsibilities, the Audit Committee reviews the adequacy of our internal control over financial reporting, including special audit steps that may be adopted in light of material control deficiencies. The Audit Committee will continue to oversee actions to address and remediate material weaknesses reported in our Annual Report on Form 10-K for the year ended December 31, 2024.

Management is responsible for our system of internal controls and our financial reporting processes, including the preparation of our financial statements in conformity with United States’ generally accepted accounting principles. Deloitte, our independent registered public accounting firm for the year ending December 31, 2024, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report based on this audit expressing its opinion as to whether our financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with United States’ generally accepted accounting principles.

The Audit Committee’s responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States’ generally accepted accounting principles, and on the opinion and representations made by Deloitte in its report on our financial statements, including its representations that Deloitte is “independent” and that its audit was performed in accordance with the auditing standards of the PCAOB. The Audit Committee’s oversight does not provide assurance that management’s and Deloitte’s opinion and representations referred to are correct.

2024 CONSOLIDATED FINANCIAL STATEMENTS

In connection with these responsibilities, the Audit Committee met with management and representatives of Deloitte to review and discuss the audited consolidated financial statements for the year ended December 31, 2024. The Audit Committee discussed with the representatives of Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the representatives of Deloitte that firm’s independence. The Audit Committee also pre-approved the services that Deloitte was engaged to provide during 2024, evaluated and approved the fees charged for engagements that Deloitte undertook, and considered whether Deloitte’s provision of the services that were provided was compatible with maintaining that firm’s independence.

Based upon the Audit Committee’s discussions with management and Deloitte and the Audit Committee’s review of the representations of management and Deloitte, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2024, in our Annual Report on Form 10-K for that year for filing with the SEC.

60	2025 PROXY STATEMENT

RATIFICATION OF AUDITORS

INTERNAL CONTROL AUDIT

For the year ended December 31, 2024, the Audit Committee reviewed and monitored, on an oversight basis, management’s activities undertaken to comply with our internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of Deloitte to review and discuss management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2024. Management’s assessment is contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

Audit Committee:

Claudia N. Drayton, Chair

Thomas W. Erickson

Kevin S. Moore

2025 PROXY STATEMENT	61

FREQUENTLY ASKED QUESTIONS

When and where is the Annual Meeting?

We will hold our Annual Meeting on Friday, May 16, 2025, at 2:00 PM Eastern. Our meeting will be held virtually; you will not be able to attend the meeting in person.

How can I attend the Annual Meeting?

In order to attend the Annual Meeting, you must register at www.proxydocs.com/DDD. Upon completing your registration, you will receive further instructions via a confirmation email that includes a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. Confirmation emails are sent one hour prior to the start of the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a bank, brokerage firm, broker-dealer, or similar organization, you will also need to provide the registered name on your account and the name of your bank, brokerage firm, broker-dealer, or similar organization as part of the registration process.

On the day of the Annual Meeting, May 16, 2025, stockholders may begin to log in to the Annual Meeting platform 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 2:00 PM Eastern.

We will have technicians ready to assist you with any technical difficulties you may encounter by accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions. Technical support contact information including links to an FAQ Knowledgebase and a meeting specific technical support telephone number will be provided on the meeting invitation sent one hour prior to the meeting and will be available until the meeting concludes.

How do I ask a question at the Annual Meeting?

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. Please follow the instructions in the email you receive upon registering. Questions pertinent to meeting matters will be answered during the meeting subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and, therefore, will not be answered.

What is included in our proxy materials?

Our proxy materials, which are available at www.proxydocs.com/DDD, include: our Proxy Statement and our 2024 Annual Report to Stockholders. If you received these materials by mail (rather than by electronic delivery), these materials also included a proxy card or voting instruction form.

Who can vote and what is the quorum requirement?

A quorum, or the presence of the majority of the outstanding shares of Common Stock as of the record date, is required to transact business at the Annual Meeting. The record date is March 18, 2025. Abstentions and broker non-votes are treated as present for quorum purposes.

Our Common Stock is our only outstanding class of voting securities. As of March 18, 2025, the record date for the Annual Meeting, there were 135,544,654 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If your shares of Common Stock are registered directly with Computershare, our transfer agent, you are considered a “stockholder of record” of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm, broker-dealer, or similar organization, then you are a “beneficial owner of shares held in street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, broker-dealer, or similar organization holding your account, and, as a beneficial owner, you have the right to direct your bank, brokerage firm, broker-dealer, or similar organization as to how to vote the shares held in your account.

62	2025 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS

What are my choices for casting my vote on each matter and how will my shares be voted if I do not give specific voting instructions?

The NYSE does not consider the election of directors or matters relating to executive compensation to be routine. This means that unless your bank, brokerage firm, broker-dealer, or similar organization has received instructions from you, any such organization holding shares for you will not have the ability to cast votes with respect to the election of directors or the approval of, on an advisory basis, our NEOs’ compensation. It is important, therefore, that you provide instructions to your broker if your shares are held by a bank, brokerage firm, broker-dealer, or similar organization so that your vote with respect to these matters is counted.

For beneficial owners, your bank, brokerage firm, broker-dealer, or similar organization is required to vote your shares pursuant to your instructions. Except for the ratification of the appointment of our independent registered public accounting firm, a “broker non-vote” will occur when a bank, brokerage firm, broker-dealer, or similar organization has not received voting instructions with respect to each proposal.

The following table outlines the voting options and the impact of abstentions and broker non-votes with respect to each of the proposals.

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Proposal 1—Election of nine directors	For, Against, or Abstain (for each director nominee)	No effect	No	No effect
Proposal 2—Approval, on an advisory basis, of NEO compensation	For, Against, or Abstain	Counts against	No	No effect
Proposal 3—Ratification of appointment of Deloitte	For, Against, or Abstain	Counts against	Yes	Not applicable

If you specify how your shares are to be voted on a matter, the shares represented by your proxy or other voting instructions will be voted in accordance with your instructions. If you are a stockholder of record and you do not give specific voting instructions, but you otherwise sign, date, and grant a valid proxy, your shares will be voted as follows:

•	FOR the election of the nine directors named in this Proxy Statement;

•	FOR the approval, on an advisory basis, of the compensation paid to our NEOs in 2024; and

•	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2025.

What if I hold shares in more than one account?

If you hold shares in more than one account, shares that are registered in different names, or shares that are held in street name, you may receive more than one proxy card or more than one voting instruction form. Each of these proxy cards or voting instruction forms will likely relate to shares that you own in different accounts, in different names, or with different banks, brokerage firms, broker-dealers, or similar organizations.

Please vote the shares covered by each proxy card or voting instruction form that you receive. This will ensure that all your shares are represented and voted at the Annual Meeting.

2025 PROXY STATEMENT	63

FREQUENTLY ASKED QUESTIONS

How do I vote?

Please refer to the instructions on your proxy card or voting instruction form to cast your vote. To be valid, your vote by Internet, telephone, or mail must be received by the deadline specified on the proxy card or voting instruction form, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

Can I change my vote after I have voted?

Any stockholder may vote during the Annual Meeting whether or not he or she has previously voted and regardless of whether the prior vote was cast by Internet, telephone or mail. Since the Annual Meeting will be conducted solely online via live webcast, you will be able to vote electronically on the Internet during the Annual Meeting at www.proxydocs.com/DDD until the Chair of the Annual Meeting declares the polls closed. Instructions on voting during the Annual Meeting will be provided once you access the meeting webcast. If you attend the Annual Meeting virtually on the Internet, your shares will be counted as present for quorum purposes.

If you wish to revoke your proxy, you may do so at any time before your shares are voted at the Annual Meeting by voting electronically at a later time, voting by telephone at a later time, submitting a properly signed proxy or voting instruction form with a later date, or voting live during the Annual Meeting.

Who counts the votes?

Representatives of Mediant, a BetaNXT company, will tabulate the votes and act as the inspector of election.

Where can I find the voting results of the Annual Meeting?

We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that we will file with the SEC after the Annual Meeting.

Who pays the expenses of this proxy solicitation?

This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting, and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. In addition, our directors, officers, and employees may solicit proxies by personal interview, mail, telephone, Internet, or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

What is householding?

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single proxy statement and annual report with separate proxy cards will be delivered to multiple stockholders who share an address, unless we receive other instructions. If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your bank, broker, or other nominee.

How can I recommend a director candidate to the Compliance, Corporate Governance and Sustainability Committee?

Our CCGS Committee welcomes candidates recommended by stockholders and will consider these candidates in the same manner as other candidates. Director nominees recommended by stockholders must be in accordance with our Corporate Governance Guidelines, the CCGS Committee’s Charter, and the Policy and Procedure for Shareholders Nominees to the Board. The Company’s Governance documents are available at “Availability of Information” on page 19.

Stockholders who wish to recommend director candidates for consideration by our CCGS Committee may do so by submitting in writing such candidates’ names, along with the information requested in the noted documents, to Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

64	2025 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS

How can I submit a stockholder proposal for the 2026 Annual Meeting of Stockholders?

Stockholder proposals submitted for inclusion in the proxy statement for our 2026 annual meeting must comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act, and must be received by our Corporate Secretary no later than the close of business on December 5, 2025.

Pursuant to our proxy access By-Law provision, one, or a group of up to 20 shareholders who, in aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our By-Laws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address below no earlier than November 5, 2025, and no later than the close of business on December 5, 2025, assuming we do not change the date of our 2026 annual meeting by more than 30 days before or 60 days after the anniversary date of our 2025 annual meeting.

If you would like to submit a matter for consideration at our 2026 annual meeting (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for the 2026 annual meeting, it must be received by our Corporate Secretary no earlier than the close of business on January 16, 2026 and no later than the close of business on February 15, 2026, assuming we do not change the date of our 2026 annual meeting by more than 30 days before or 60 days after the anniversary date of our 2025 annual meeting. Any matter must comply with our By-Laws, which can be found with the Company’s Governance documents at “Availability of Information” on page 19.

In addition to satisfying the requirements under our By-Laws, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the 3D Systems’ nominees must provide such notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of 3D Systems’ shares entitled to vote on the election of directors in support of director nominees other than 3D Systems’ nominees).

All shareholder proposals must be received by our Corporate Secretary at the address below by the applicable dates specified. Any matter must comply with our By-Laws, which can be found with the Company’s Governance documents at “Availability of Information” on page 19.

Communications with the Board of Directors

Interested parties may communicate with our directors by email to BoardofDirectors@3DSystems.com or by mail to 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730. All communications must contain a clear notation indicating that they are a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author.

The Corporate Secretary receives and forwards appropriate correspondence to the Chair of the Board or to any individual director or directors to whom the communication is directed. The Corporate Secretary has authority to discard or disregard any communications that are hostile, threatening, illegal, do not reasonably relate to the Company or its business, or are similarly inappropriate.

We also welcome communications from our stockholders that are consistent with applicable law and are initiated through our Investor Relations Department, which may be contacted at investor.relations@3dsystems.com.

2025 PROXY STATEMENT	65

FREQUENTLY ASKED QUESTIONS

Other Matters

We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.

By Order of the Board of Directors

Andrew W.B. Wright Secretary

Rock Hill, South Carolina

April 4, 2025

66	2025 PROXY STATEMENT

P.O. BOX 8016, CARY, NC 27512-9903

3D Systems Corporation
Annual Meeting of Stockholders
For Stockholders of Record as of March 18, 2025 Friday, May 16, 2025 2:00 PM, Eastern Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/DDD for more details.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 2:00 PM, Eastern Time, May 16, 2025.

Internet:
www.proxypush.com/DDD
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
Phone:
1-866-425-2517
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
Mail:
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/DDD

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Charles C. McClure, Jr. and Andrew Wright (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of 3D Systems Corporation that the undersigned is entitled to vote at said meeting and any adjournment thereof, upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

3D Systems Corporation Annual Meeting of Stockholders

Please make your marks like this:	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR all Nominees listed

FOR Proposals 2 and 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	The election of the nine directors named in the accompanying Proxy Statement:
		FOR	AGAINST	ABSTAIN
	1.01 Malissia R. Clinton	☐	☐	☐	FOR

	1.02 Claudia N. Drayton	☐	☐	☐	FOR

	1.03 Thomas W. Erickson	☐	☐	☐	FOR

	1.04 Jeffrey A. Graves	☐	☐	☐	FOR

	1.05 Jim D. Kever	☐	☐	☐	FOR

	1.06 Charles G. McClure, Jr.	☐	☐	☐	FOR

	1.07 Kevin S. Moore	☐	☐	☐	FOR

	1.08 Vasant Padmanabhan	☐	☐	☐	FOR

	1.09 John J. Tracy	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	The approval, on an advisory basis, of the compensation paid to our named executive officers in 2024.	☐	☐	☐	FOR

3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/DDD

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date